SUB-ITEM 77C

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                             AIM MID CAP GROWTH FUND

A Special Meeting of Shareholders of AIM Mid Cap Growth Fund (the "Fund"), a portfolio of AIM Equity Funds ("AEF"), a Delaware statutory trust, was held on February 28, 2006. The meeting was adjourned and reconvened on March 7, 2006, and on March 16, 2006. The meeting was held for the following purposes:

(1) To approve a Plan of Reorganization (the "Plan") under which all of the assets of AIM Mid Cap Growth Fund, an investment portfolio of AEF, will be transferred to AIM Dynamics Fund ("Buying Fund"), which is an investment portfolio of AIM Stock Funds ("Trust"). Buying Fund will assume the liabilities of the Fund and Trust will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of the Fund and, in connection therewith, the sale of all of the Fund's assets and the termination of the Fund as a designated series of Trust.

The results of the voting on the above matters were as follows:

                                                                                                Votes     Withheld/
Matter                                                                            Votes For    Against   Abstentions
------                                                                            ----------  ---------  -----------
(1)      To approve a Plan of Reorganization (the "Plan") under which all of the assets of AIM Mid Cap Growth Fund (the "Fund"), an investment portfolio of AIM Equity Funds ("AEF"), will be transferred to AIM Dynamics Fund
         ("Buying Fund"), which is an investment portfolio of AIM Stock Funds
         ("Trust"). Buying Fund will assume the liabilities of the Fund and
         Trust will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of the Fund and, in connection therewith, the sale of all of the Fund's assets and the termination of
         the Fund as a designated series of Trust...............................  3,894,412    310,369     261,387

A Special Meeting of Shareholders of the Trust noted above was reconvened on March 7, 2006. At the reconvened meeting, the following matter was then considered:

                                                                                                Votes     Withheld/
Matter                                                                            Votes For    Against   Abstentions
------                                                                            ----------  ---------  -----------
(1)      To approve a Plan of Reorganization (the "Plan") under which all of the assets of AIM Mid Cap Growth Fund (the "Fund"), an investment portfolio of AIM Equity Funds ("AEF"), will be transferred to AIM Dynamics Fund
         ("Buying Fund"), which is an investment portfolio of AIM Stock Funds
         ("Trust"). Buying Fund will assume the liabilities of the Fund and
         Trust will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of the Fund and, in connection therewith, the sale of all of the Fund's assets and the termination of
         the Fund as a designated series of Trust...............................  4,327,436    351,263     311,718

A Special Meeting of Shareholders of the Trust noted above was reconvened on March 16, 2006. At the reconvened meeting, the following matter was then considered:

                                                                                                Votes     Withheld/
Matter                                                                            Votes For    Against   Abstentions
------                                                                            ----------  ---------  -----------
(1)      To approve a Plan of Reorganization (the "Plan") under which all of the assets of AIM Mid Cap Growth Fund (the "Fund"), an investment portfolio of AIM Equity Funds ("AEF"), will be transferred to AIM Dynamics Fund
         ("Buying Fund"), which is an investment portfolio of AIM Stock Funds
         ("Trust"). Buying Fund will assume the liabilities of the Fund and
         Trust will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of the Fund and, in connection therewith, the sale of all of the Fund's assets and the termination of
         the Fund as a designated series of Trust...............................  5,256,470    366,930     406,941

For a more detailed description of the proposal that was submitted to the shareholders, please see the attached proxy statement (attached hereto as Attachment A).

                                                                   Attachment A
[AIM INVESTMENTS LOGO]

                            AIM MID CAP GROWTH FUND,
                        A PORTFOLIO OF AIM EQUITY FUNDS

                          11 GREENWAY PLAZA, SUITE 100
                           HOUSTON, TEXAS 77046-1173

                                                                 January 9, 2006

Dear Shareholder:

     We are seeking your approval of an Agreement and Plan of Reorganization (the "Agreement") that provides for the sale of the assets of AIM Mid Cap Growth Fund (the "Fund") to AIM Dynamics Fund ("Buying Fund"). This transaction will result in the combination of the two funds. You will receive shares of Buying Fund in connection with the transaction if shareholders approve it.

     A I M Advisors, Inc. ("AIM"), the investment advisor to the AIM Funds, conducted a review of the funds and concluded that it would be appropriate to consolidate certain funds having similar investment objectives and strategies. Your Fund is one of the funds that AIM recommended, and your Board of Trustees approved, for consolidation. The attached Proxy Statement and Prospectus seeks your approval of the combination of your Fund with Buying Fund.

     The enclosed Proxy Statement and Prospectus describes the proposed combination and compares, among other things, the investment objectives and strategies, operating expenses and performance history of your Fund and Buying Fund. You should review the enclosed materials carefully.

     After careful consideration, the Board of Trustees of AIM Equity Funds has approved the Agreement and proposed combination. They recommend that you vote FOR the proposal.

                                          Sincerely,

                                          /s/ ROBERT H. GRAHAM
                                          Robert H. Graham
                                          President

                             YOUR VOTE IS IMPORTANT

PLEASE TAKE A MOMENT AFTER REVIEWING THE ENCLOSED MATERIALS TO SIGN AND RETURN YOUR PROXY CARD IN THE ENCLOSED POSTAGE PAID RETURN ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON. IF YOU EXPECT TO ATTEND THE MEETING IN PERSON, OR HAVE QUESTIONS, PLEASE NOTIFY US BY CALLING (800) 952-3502. YOU MAY ALSO VOTE BY TELEPHONE OR THROUGH A WEBSITE ESTABLISHED FOR THAT PURPOSE BY FOLLOWING THE INSTRUCTIONS THAT APPEAR ON THE ENCLOSED PROXY CARD. IF WE DO NOT HEAR FROM YOU AFTER A REASONABLE AMOUNT OF TIME, YOU MAY RECEIVE A TELEPHONE CALL FROM OUR PROXY SOLICITOR, MANAGEMENT INFORMATION SERVICES, REMINDING YOU TO VOTE.

                            AIM MID CAP GROWTH FUND,
                        A PORTFOLIO OF AIM EQUITY FUNDS

                          11 GREENWAY PLAZA, SUITE 100
                           HOUSTON, TEXAS 77046-1173

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON FEBRUARY 28, 2006

     We cordially invite you to attend our Special Meeting of Shareholders to:

          1. Approve an Agreement and Plan of Reorganization (the "Agreement") under which all of the assets of AIM Mid Cap Growth Fund (the "Fund"), an investment portfolio of AIM Equity Funds ("Trust"), will be transferred to AIM Dynamics Fund ("Buying Fund"), an investment portfolio of AIM Stock Funds ("Buyer"). Buying Fund will assume the liabilities of the Fund and Buyer will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of the Fund.

          2. Transact any other business, not currently contemplated, that may properly come before the Special Meeting, in the discretion of the proxies or their substitutes.

     We are holding the Special Meeting at 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173 on February 28, 2006 at 3:00 p.m., Central Time.

     Shareholders of record as of the close of business on December 2, 2005 are entitled to notice of, and to vote at, the Special Meeting or any adjournment of the Special Meeting.

     WE REQUEST THAT YOU EXECUTE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE THE ACCOMPANYING PROXY CARD, WHICH IS BEING SOLICITED BY THE BOARD OF TRUSTEES OF TRUST. YOU MAY ALSO VOTE BY TELEPHONE OR THROUGH A WEBSITE ESTABLISHED FOR THAT PURPOSE BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY MATERIALS. YOUR VOTE IS IMPORTANT FOR THE PURPOSE OF ENSURING A QUORUM AT THE SPECIAL MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS EXERCISED BY EXECUTING AND SUBMITTING A REVISED PROXY CARD, BY GIVING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF TRUST OR BY VOTING IN PERSON AT THE SPECIAL MEETING.

                                          /s/ Kevin M. Carome
                                          Kevin M. Carome
                                          Secretary

January 9, 2006

           AIM MID CAP GROWTH FUND,                          AIM DYNAMICS FUND,
                A PORTFOLIO OF                                 A PORTFOLIO OF
               AIM EQUITY FUNDS                               AIM STOCK FUNDS
         11 GREENWAY PLAZA, SUITE 100                   11 GREENWAY PLAZA, SUITE 100
          HOUSTON, TEXAS 77046-1173                      HOUSTON, TEXAS 77046-1173
                (800) 347-4246                                 (800) 347-4246

                    COMBINED PROXY STATEMENT AND PROSPECTUS
                                JANUARY 9, 2006

     This document is a combined Proxy Statement and Prospectus ("Proxy Statement/Prospectus"). We are sending you this Proxy Statement/Prospectus in connection with the Special Meeting of Shareholders (the "Special Meeting") of AIM Mid Cap Growth Fund. The Special Meeting will be held on February 28, 2006 at 3:00 p.m., Central Time. We intend to mail this Proxy Statement/Prospectus, the enclosed Notice of Special Meeting of Shareholders and the enclosed proxy card on or about January 9, 2006 to all shareholders entitled to vote at the Special Meeting.

     At the Special Meeting, we are asking shareholders of AIM Mid Cap Growth Fund (your "Fund") to consider and approve an Agreement and Plan of Reorganization (the "Agreement") that provides for the reorganization of your Fund, an investment portfolio of AIM Equity Funds ("Trust"), with AIM Dynamics Fund ("Buying Fund"), an investment portfolio of AIM Stock Funds ("Buyer") (the "Reorganization").

     Under the Agreement, all of the assets of your Fund will be transferred to Buying Fund, Buying Fund will assume the liabilities of your Fund and Buyer will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of your Fund, as set forth on Exhibit A.

     The value of your account with Buying Fund immediately after the Reorganization will be the same as the value of your account with your Fund immediately prior to the Reorganization. The Reorganization has been structured as a tax-free transaction. No sales charges will be imposed in connection with the Reorganization.

     The Board of Trustees of Trust (the "Board") has approved the Agreement and the Reorganization as being advisable and in the best interests of your Fund.

     Trust and Buyer are both registered open-end management investment companies that issue their shares in separate series. Your Fund is a series of Trust and Buying Fund is a series of Buyer. A I M Advisors, Inc. ("AIM") serves as the investment advisor to both your Fund and Buying Fund. AIM is a wholly owned subsidiary of AMVESCAP PLC ("AMVESCAP"), an independent global investment management company.

     Your Fund and Buying Fund have identical investment objectives. Both your Fund and Buying Fund seek long-term growth of capital. See "Comparison of Investment Objectives and Principal Strategies."

     This Proxy Statement/Prospectus sets forth the information that you should know before voting on the Agreement. It is both the Proxy Statement of your Fund and the Prospectus of Buying Fund. You should read and retain this Proxy Statement/Prospectus for future reference.

     The Prospectus of your Fund dated February 28, 2005 (the "Selling Fund Prospectus"), together with the related Statement of Additional Information dated October 25, 2005, are on file with the Securities and Exchange Commission (the "SEC"). The Selling Fund Prospectus is incorporated by reference into this Proxy Statement/Prospectus. The Prospectus of Buying Fund dated October 25, 2005, (the "Buying Fund Prospectus"), the related Statement of Additional Information dated October 25, 2005, and the Statement of Additional Information relating to the Reorganization dated January 9, 2006, are on file with the SEC. The Buying Fund Prospectus is incorporated by reference into this Proxy Statement/Prospectus and a copy of the Buying Fund Prospectus is attached as Appendix II to this Proxy Statement/Prospectus. The Statement of Additional Information relating to the Reorganization dated January 9, 2006, also is incorporated by reference into this Proxy Statement/Prospectus. The SEC maintains a website at www.sec.gov that contains the Prospectuses and Statements of Additional Information described above, material incorporated by reference, and other information about Trust and Buyer.

     Copies of the Prospectuses of Buying Fund and your Fund and the related Statements of Additional Information are available without charge by writing to A I M Distributors, Inc., 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173, or by calling (800) 959-4246. Additional information about your Fund and Buying Fund may be obtained on the internet at www.aiminvestments.com.

     Trust has previously sent to shareholders the most recent annual report for your Fund, including financial statements, and the most recent semi-annual report succeeding the annual report, if any. If you have not received such reports or would like to receive an additional copy, please contact A I M Distributors, Inc., 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173, or by calling (800) 959-4246. Such reports will be furnished free of charge.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
INTRODUCTION................................................    1
SUMMARY.....................................................    1
  The Reorganization........................................    1
  Comparison of Investment Objectives and Principal             2
     Strategies.............................................
  Comparison of Performance.................................    3
  Comparison of Fees and Expenses...........................    3
  Comparison of Multiple Class Structures...................    4
  Comparison of Sales Charges...............................    4
  Comparison of Distribution and Purchase and Redemption        5
     Procedures.............................................
  The Board's Recommendation................................    5
RISK FACTORS................................................    6
  Risks Associated with Buying Fund.........................    6
  Comparison of Risks of Buying Fund and Your Fund..........    7
INFORMATION ABOUT BUYING FUND...............................    7
  Description of Buying Fund Shares.........................    7
  Management's Discussion of Fund Performance...............    7
  Financial Highlights......................................    7
ADDITIONAL INFORMATION ABOUT THE AGREEMENT..................    7
  Terms of the Reorganization...............................    7
  The Reorganization........................................    7
  Board Considerations......................................    8
  Other Terms...............................................   10
  Federal Income Tax Consequences...........................   11
  Accounting Treatment......................................   12
RIGHTS OF SHAREHOLDERS......................................   12
CAPITALIZATION..............................................   13
LEGAL MATTERS...............................................   14
ADDITIONAL INFORMATION ABOUT BUYING FUND AND YOUR FUND......   14
INFORMATION FILED WITH THE SECURITIES AND EXCHANGE             14
  COMMISSION................................................
INFORMATION ABOUT THE SPECIAL MEETING AND VOTING............   15
  Proxy Statement/Prospectus................................   15
  Time and Place of Special Meeting.........................   15
  Voting in Person..........................................   15
  Voting by Proxy...........................................   15
  Voting by Telephone or the Internet.......................   15
  Quorum Requirement and Adjournment........................   16
  Vote Necessary to Approve the Agreement...................   16
  Proxy Solicitation........................................   16
  Other Matters.............................................   16
  Ownership of Shares.......................................   16
  Security Ownership of Management and Trustees.............   16

EXHIBIT A....................................   Classes of Shares of Your Fund and Corresponding
                                                Classes of Shares of Buying Fund
EXHIBIT B....................................   Comparison of Performance of Your Fund and
                                                Buying Fund
EXHIBIT C....................................   Comparison Fee Table and Expense Examples
EXHIBIT D....................................   Shares Outstanding of Each Class of Your Fund on
                                                Record Date
EXHIBIT E....................................   Ownership of Shares of Your Fund
EXHIBIT F....................................   Ownership of Shares of Buying Fund
APPENDIX I...................................   Agreement and Plan of Reorganization
APPENDIX II..................................   Prospectus of Buying Fund
APPENDIX III.................................   Discussion of Performance of Buying Fund

     THE AIM FAMILY OF FUNDS, AIM AND DESIGN, AIM, AIM FUNDS, AIM FUNDS AND DESIGN, AIM INVESTMENTS, AIM INVESTOR, AIM LIFETIME AMERICA, AIM LINK, AIM INSTITUTIONAL FUNDS, AIMFUNDS.COM, LA FAMILIA AIM DE FONDOS, LA FAMILIA AIM DE FONDOS AND DESIGN, INVIERTA CON DISCIPLINA AND INVEST WITH DISCIPLINE, THE AIM COLLEGE SAVINGS PLAN, AIM SOLO 401(K), AIM INVESTMENTS AND DESIGN AND YOUR GOALS. OUR SOLUTIONS. ARE REGISTERED SERVICE MARKS AND AIM BANK CONNECTION, AIM INTERNET CONNECT, AIM PRIVATE ASSET MANAGEMENT, AIM PRIVATE ASSET MANAGEMENT AND DESIGN, AIM STYLIZED AND/OR DESIGN, AIM ALTERNATIVE ASSETS AND DESIGN, AND MYAIM.COM ARE SERVICE MARKS OF A I M MANAGEMENT GROUP INC. AIM TRIMARK IS A REGISTERED SERVICE MARK OF A I M MANAGEMENT GROUP INC. AND AIM FUNDS MANAGEMENT INC.

     No dealer, salesperson or any other person has been authorized to give any information or to make any representation other than those contained in this Proxy Statement/Prospectus, and you should not rely on such other information or representations.

                                  INTRODUCTION

     During 2003 and 2004, AMVESCAP, the parent company of AIM, undertook an integration initiative with respect to its United States mutual fund operations. Among other things, AMVESCAP's integration initiative included the establishment of a single distributor for all AMVESCAP U.S. mutual funds, the integration of back office support for AMVESCAP's U.S. mutual funds, the allocation of primary responsibility for investment advisory, administrative, accounting, and legal and compliance services for all of AMVESCAP's U.S. mutual funds to AIM and streamlining the various mutual funds offered by AMVESCAP's subsidiaries in the U.S.

     Since completion of the AMVESCAP integration initiative, AIM has undertaken an extensive review of its U.S. mutual fund offerings and has concluded that it would be appropriate to consolidate certain funds having similar investment objectives and strategies. The Reorganization is one of a number of fund reorganizations AIM is proposing as a result of this review process. AIM believes that the shareholders of your Fund will benefit from the proposed Reorganization because the combination of the funds will allow Buying Fund the best available opportunities for investment management, growth prospects and potential operating efficiencies.

                                    SUMMARY

     The Board, including the independent trustees, has determined that the Reorganization is advisable and in the best interests of your Fund and that the interests of the shareholders of your Fund will not be diluted as a result of the Reorganization. Your Fund and Buying Fund have identical investment objectives, utilize similar investment strategies and invest in similar securities. The Board believes that a larger combined fund should have greater market presence and may achieve greater operating efficiencies because certain fixed costs, such as legal, accounting, shareholder services and trustee expenses, will be spread over the greater assets of the combined fund. In addition, the total annual operating expenses of the combined fund are expected to be lower than your Fund's current total annual operating expenses. For additional information concerning the factors the Board considered in approving the Agreement, see "Additional Information About the Agreement -- Board Considerations."

     The following summary discusses some of the key features of the Reorganization and highlights certain differences between your Fund and Buying Fund. This summary is not complete and does not contain all of the information that you should consider before voting on whether to approve the Agreement. For more complete information, please read this entire Proxy Statement/Prospectus.

THE REORGANIZATION

     The Reorganization will result in the combination of your Fund with Buying Fund. Your Fund is a series of Trust, a Delaware statutory trust. Buying Fund is a series of Buyer, also a Delaware statutory trust.

     If shareholders of your Fund approve the Agreement and other closing conditions are satisfied, all of the assets of your Fund will be transferred to Buying Fund, Buying Fund will assume the liabilities of your Fund, and Buyer will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of your Fund, as set forth on Exhibit A. For a description of certain of the closing conditions that must be satisfied, see "Additional Information About the Agreement -- Other Terms."

     The shares of Buying Fund issued in the Reorganization will have an aggregate net asset value equal to the net value of the assets of your Fund transferred to Buying Fund. The value of your account with Buying Fund immediately after the Reorganization will be the same as the value of your account with your Fund immediately prior to the Reorganization. A copy of the Agreement is attached as Appendix I to this Proxy Statement/Prospectus. See "Additional Information About the Agreement."

     Trust and Buyer will receive an opinion of Ballard Spahr Andrews & Ingersoll, LLP to the effect that the Reorganization will constitute a tax-free reorganization for Federal income tax purposes. Thus, shareholders will not have to pay additional Federal income tax as a result of the Reorganization. See "Additional Information About the Agreement -- Federal Income Tax Consequences."

     No sales charges will be imposed in connection with the Reorganization.

COMPARISON OF INVESTMENT OBJECTIVES AND PRINCIPAL STRATEGIES

     Your Fund and Buying Fund have identical investment objectives. Both your Fund and Buying Fund seek long-term growth of capital. In addition, your Fund and Buying Fund have similar investment strategies. Your Fund invests primarily in securities of mid-capitalization companies that are likely to benefit from new or innovative products, services or processes, as well as those that have experienced long-term growth, while Buying Fund focuses on mid-cap companies with high growth potential.

     The chart below provides a summary for comparison purposes of the investment objectives and principal investment strategies of your Fund and Buying Fund. You can find more detailed information about the investment objectives, strategies and other investment policies of your Fund and Buying Fund in the Selling Fund Prospectus and the Buying Fund Prospectus, respectively.

           AIM MID CAP GROWTH FUND                            AIM DYNAMICS FUND
                 (YOUR FUND)                                    (BUYING FUND)
           -----------------------                            -----------------
                                    INVESTMENT OBJECTIVES

- Long-term growth of capital                   - Long-term growth of capital

                                    INVESTMENT STRATEGIES
- Invests at least 80% of its net assets, in    - Normally invests at least 65% of its net
  securities of mid-capitalization companies      assets in common stocks of mid-size
                                                  companies.
                                                - The advisor actively manages the fund,
                                                  focusing on mid-cap companies with high
                                                  growth potential that also are favorably
                                                  priced relative to the growth expectations
                                                  for that company.
                                                - The advisor bases its selection of stocks
                                                  for the fund on an analysis of individual
                                                  companies. The investment process involves:
                                                     - identifying medium sized companies
                                                       with sustainable revenue and earnings
                                                       growth that have attractive stock
                                                       price valuations relative to their
                                                       projected growth rates;
                                                     - applying fundamental research
                                                       including financial statement analysis
                                                       and management visits to identify
                                                       stocks of companies with large
                                                       potential markets, cash generating
                                                       business models, improving balance
                                                       sheets and solid management teams; and
                                                     - using a variety of valuation
                                                       techniques to determine target buy and
                                                       sell prices and a stock's valuation
                                                       upside and downside potential.

           AIM MID CAP GROWTH FUND                            AIM DYNAMICS FUND
                 (YOUR FUND)                                    (BUYING FUND)
           -----------------------                            -----------------
                                                - The resulting fund portfolio contains (1)
                                                  "core holdings," which are industry leaders
                                                  serving growing, non-cyclical markets whose
                                                  performance tends to remain constant
                                                  regardless of economic conditions; and (2)
                                                  "earnings-acceleration" holdings that are
                                                  driven by near term catalysts such as new
                                                  products, improved processes, and/or
                                                  specific economic conditions, which may
                                                  lead to rapid sales and earnings growth.
- In complying with the 80% investment          - No corresponding strategy
  requirement, the fund may invest primarily
  in marketable equity securities, including
  convertible securities, but its investments
  may include other securities, such as
  synthetic instruments.
- Under normal conditions, the top 10
  holdings may comprise up to 40% of the
  fund's total assets.
- No corresponding strategy                     - The fund sometimes invests in the
                                                  securities of small companies.
- May invest up to 25% of its total assets in   - May invest up to 25% of its assets in
  foreign securities.                             non-U.S. issuers.

COMPARISON OF PERFORMANCE

     A bar chart showing the annual total returns for calendar years ended December 31, for Class A shares of your Fund and for Investor Class shares of Buying Fund can be found at Exhibit B. Also included as part of Exhibit B is a table showing the average annual total returns for the periods indicated for your Fund and Buying Fund. For more information regarding the total return of your Fund, see the "Financial Highlights" section of the Selling Fund Prospectus, which has been made a part of this Proxy Statement/Prospectus by reference. For more information regarding the total return of Buying Fund, see "Information About Buying Fund -- Financial Highlights." Past performance cannot guarantee comparable future results.

COMPARISON OF FEES AND EXPENSES

     A comparison of shareholder fees and annual operating expenses of each class of shares of your Fund, as of October 31, 2004, and Buying Fund, as of July 31, 2005, expressed as a percentage of net assets ("Expense Ratio"), can be found at Exhibit C. Pro forma estimated Expense Ratios, based on historical data at a specified date and related projected data for each class of shares of Buying Fund after giving effect to the Reorganization are also provided as of July 31, 2005 as part of Exhibit C.

     As a percentage of net assets, the overall expenses of Buying Fund and the pro forma expenses of the combined fund are lower than your Fund. AIM has contractually agreed to waive a portion of its advisory fees through December 31, 2009 for your Fund in connection with a settlement agreement reached with the New York Attorney General ("NYAG"). Buying Fund's contractual advisory fee schedule is lower than your Fund's contractual advisory fee waiver schedule and, therefore, the waiver arrangement with respect to the NYAG settlement will not be applied to the combined fund. As a result, the investment advisory fee schedule applicable to the combined fund after the Reorganization is lower than the investment advisory fee currently applicable to your Fund.

     Effective on the closing of the Reorganization, the current investment advisory fee schedule applicable to Buying Fund will remain in effect for the combined fund, as follows:

                 ANNUAL RATE                                     NET ASSETS
                 -----------                                     ----------
0.60%.........................................               First $350 million
0.55%.........................................               Next $350 million
0.50%.........................................               Next $1.3 billion
0.45%.........................................                Next $2 billion
0.40%.........................................                Next $2 billion
0.375%........................................                Next $2 billion
0.35%.........................................             Excess over $8 billion

COMPARISON OF MULTIPLE CLASS STRUCTURES

     A comparison of the share classes of your Fund that are currently available to investors and the corresponding share class of Buying Fund that shareholders of your Fund will receive in the Reorganization can be found at Exhibit A. For information regarding the features of each of the share classes of your Fund and Buying Fund, see the Selling Fund Prospectus and the Buying Fund Prospectus, respectively.

COMPARISON OF SALES CHARGES

     No sales charges are applicable to shares of Buying Fund received by holders of your Fund's shares in connection with the Reorganization. No redemption of your Fund's shares that could cause the imposition of a contingent deferred sales charge ("CDSC") will result in connection with the Reorganization. The holding period for purposes of determining whether to charge a CDSC upon redemption of shares of Buying Fund received in connection with the Reorganization will be the same as the holding period of your shares immediately prior to the Reorganization.

     The chart below provides a summary for comparison purposes of the initial sales charges and CDSCs applicable to each class of shares of your Fund and Buying Fund. The fee tables at Exhibit C include comparative information about maximum initial sales charges on purchases of Class A shares of your Fund and Buying Fund and the maximum CDSC on redemptions of certain classes of shares of your Fund and Buying Fund. For more detailed information on initial sales charges, including volume purchase breakpoints and waivers, and reductions of CDSCs over time, see the Selling Fund Prospectus and the Buying Fund Prospectus and the related Statements of Additional Information.

           CLASS A                        CLASS B                         CLASS C
           -------                        -------                         -------
- subject to an initial sales  - not subject to an initial     - not subject to an initial
  charge*                        sales charge                    sales charge
- may be subject to a CDSC on  - subject to a CDSC on          - subject to a CDSC on
  redemptions made within 12     certain redemptions             certain redemptions
  or 18 months from the date
  of certain purchases

                   CLASS R                                   INSTITUTIONAL CLASS
                   -------                                   -------------------
- not subject to an initial sales charge        - not subject to an initial sales charge
- may be subject to a CDSC on redemptions       - not subject to a CDSC
  made within 12 months from the date of
  certain purchases

---------------

* Your Fund and Buying Fund waive initial sales charges on Class A shares for certain categories of investors, including certain of their affiliated entities and certain of their employees, officers and trustees and those of their investment advisor.

     The CDSC on redemptions of shares of Buying Fund is computed based on the lower of their original purchase price or current market value, net of reinvested dividends and capital gains distributions.

COMPARISON OF DISTRIBUTION AND PURCHASE AND REDEMPTION PROCEDURES

     Shares of your Fund and Buying Fund are distributed by A I M Distributors, Inc. ("AIM Distributors"), a registered broker-dealer and wholly owned subsidiary of AIM.

     Your Fund and Buying Fund have adopted a distribution plan that allows the payment of distribution and service fees for the sale and distribution of the shares of each of their respective classes. Distribution fees are payable to AIM Distributors for distribution services. The fee tables at Exhibit C include comparative information about the distribution and service fees payable by each class of shares of your Fund and Buying Fund. Each class of shares of Buying Fund will have the same or lower aggregate distribution and service fees as the corresponding class of shares of your Fund.

     The purchase and redemption procedures of your Fund and Buying Fund are substantially the same. For information regarding the purchase and redemption procedures of your Fund and Buying Fund, see the Selling Fund Prospectus and the Buying Fund Prospectus, respectively.

THE BOARD'S RECOMMENDATION

     The Board, including the independent trustees of your Fund, unanimously recommends that you vote "FOR" this Proposal.

                                  RISK FACTORS

RISKS ASSOCIATED WITH BUYING FUND

     The following is a discussion of the principal risks associated with Buying Fund.

     As an individual investor, you have a risk that you could lose all or a portion of your investment in Buying Fund. Your individual risk is directly related to the risk to which Buying Fund is exposed as a result of its investing activities. The value of your investment in Buying Fund will go up and down with the prices of the securities in which Buying Fund invests.

     The prices of securities in which Buying Fund invests change in response to many factors including the historical and prospective earnings of the issuer, the value of its assets, general economic conditions, interest rates, investor perceptions and market liquidity. The primary risks that could affect Buying Fund's performance are described in this section.

     Because Buying Fund is a growth style fund, it is also subject to risks associated with investment styles. Growth investing may be more volatile than other investment styles because growth stocks are more sensitive to investor perceptions of an issuing company's growth potential. Growth-oriented funds typically will underperform value-oriented funds when investment sentiment favors the value investing style.

     At any given time, Buying Fund may be subject to sector risk. Sector risk is the possibility that a certain sector may underperform other sectors or the market as a whole. Buying Fund is not limited with respect to sectors in which it can invest. If the advisor allocates more of Buying Fund's portfolio holdings to a particular economic sector, Buying Fund's overall performance will be more susceptible to the economic, business, or other developments which generally affect that sector. Investments in mid-sized companies carry greater risk than investments in larger, more established companies. Developing companies generally face intense competition and have a higher rate of failure than large companies. In general, the securities of mid-size companies are more volatile than those of large companies.

     Equity stock prices vary and may fall, thus reducing the value of the fund's investments. Certain stocks selected for Buying Fund's portfolio may decline in value more than the overall stock market.

     Buying Fund's portfolio is liquid if Buying Fund is able to sell the securities it owns at a fair price within a reasonable time. Liquidity is generally related to the market trading volume for a particular security. Investments in smaller companies or in foreign companies or companies in emerging markets are subject to a variety of risks, including potential lack of liquidity.

     A derivative is a financial instrument whose value is "derived," in some manner, from the price of another security, index, asset, or rate. Derivatives include options contracts, among a wide range of other instruments. The principal risk of investments in derivatives is that the fluctuations in their values may not correlate perfectly with the overall securities markets. Some derivatives are more sensitive to interest rate changes and market prices fluctuations than others. Also, derivatives are subject to counterparty risk.

     Counterparty risk is a risk associated primarily with repurchase agreements and some datives transactions. It is the risk that the other party in the transaction will not fulfill its contractual obligation to complete the transaction with Buying Fund.

     Investments in foreign and emerging markets carry special risks, including currency, political, regulatory and diplomatic risks. A change in the exchange rate between U.S. dollars and a foreign currency may reduce the value of Buying Fund's investment in a security valued in the foreign currency, or based on that currency value. Political actions, events, and instability may affect the value of a security. Government regulations may also affect the value of a security. In foreign countries, securities markets that are less regulated than those in the U.S. may permit trading practices that are not allowed in the U.S. A change in diplomatic relations between the U.S. and a foreign country could affect the value or liquidity of investments. Further, timely information about a security or its issuers may be unavailable, incomplete, or inaccurate. This risk is more common to securities issued by foreign companies and companies in emerging markets than it is to the securities of U.S.-based companies.

     You should also be aware that to the extent Buying Fund holds cash or cash equivalents rather than equity securities for risk management purposes, Buying Fund may not achieve its investment objective.

     An investment in Buying Fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

COMPARISON OF RISKS OF BUYING FUND AND YOUR FUND

     The risks associated with an investment in your Fund are similar to those described above for Buying Fund because the funds have identical investment objectives and similar strategies. However, unlike Buying Fund, the top 10 holdings of your Fund may comprise up to 40% of your Fund's total assets under normal conditions. Since a large percentage of your Fund's assets may be invested in a limited number of securities, any change in value of those securities could significantly affect the value of an investment in your Fund. After the Reorganization, you may no longer encounter this risk because Buying Fund does not similarly invest in a limited number of securities.

                         INFORMATION ABOUT BUYING FUND

DESCRIPTION OF BUYING FUND SHARES

     Shares of Buying Fund are redeemable at their net asset value (subject, in certain circumstances, to a contingent deferred sales charge) at the option of the shareholder or at the option of Buyer in certain circumstances. Each share of Buying Fund represents an equal proportionate interest in Buying Fund with each other share and is entitled to such dividends and distributions out of the income belonging to Buying Fund as are declared by the Board of Trustees of Buyer. Each share of Buying Fund generally has the same voting, dividend, liquidation and other rights; however, each class of shares of Buying Fund is subject to different sales loads, conversion features, exchange privileges and class-specific expenses. When issued, shares of Buying Fund are fully paid and nonassessable, have no preemptive or subscription rights, and are freely transferable. Other than the automatic conversion of Class B shares to Class A shares at the end of the month which is eight years after the date on which shares were purchased, there are no conversion rights.

MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE

     A discussion of the performance of Buying Fund taken from its annual report to shareholders for the fiscal year ended July 31, 2005 is set forth in Appendix III of this Proxy Statement/Prospectus.

FINANCIAL HIGHLIGHTS

     For more information about Buying Fund's financial performance, see the "Financial Highlights" section of the Buying Fund Prospectus that is attached to this Proxy Statement/Prospectus as Appendix II.

                   ADDITIONAL INFORMATION ABOUT THE AGREEMENT

TERMS OF THE REORGANIZATION

     The terms and conditions under which the Reorganization may be consummated are set forth in the Agreement. Significant provisions of the Agreement are summarized below; however, this summary is qualified in its entirety by reference to the Agreement, a copy of which is attached as Appendix I to this Proxy Statement/Prospectus.

THE REORGANIZATION

     Consummation of the Reorganization (the "Closing") is expected to occur on March 27, 2006, at 8:00 a.m., Eastern Time (the "Effective Time") on the basis of values calculated as of the close of regular trading on the New York Stock Exchange on March 24, 2006 (the "Valuation Date"). At the Effective Time, all of the assets of your Fund will be delivered to Buyer's custodian for the account of Buying Fund in exchange for the assumption by Buying Fund of the liabilities of your Fund and delivery by Buyer directly to the holders of record as of the Effective Time of the issued and outstanding shares of each class of your Fund of a number of shares of each corresponding class of Buying Fund (including, if applicable, fractional shares rounded to the nearest thousandth), having an aggregate net asset value equal to the value of the net assets of your Fund so transferred, assigned and delivered, all determined and adjusted as provided in the Agreement. Upon delivery of such assets, Buying Fund will receive good and marketable title to such assets free and clear of all liens.

     In order to ensure continued qualification of your Fund for treatment as a "regulated investment company" for tax purposes and to eliminate any tax liability of your Fund arising by reason of undistributed investment company taxable income or net capital gain, Trust will declare on or prior to the Valuation Date to the shareholders of your Fund a dividend or dividends that, together with all previous such dividends, shall have the effect of distributing
(a) all of your Fund's investment company taxable income (determined without regard to any deductions for dividends paid) for the taxable year ended October 31, 2005 and for the short taxable year beginning on November 1, 2005 and ending on the Closing and (b) all of your Fund's net capital gain recognized in its taxable year ended October 31, 2005 and in such short taxable year (after reduction for any capital loss carryover).

     Buying Fund will proceed with the Reorganization if the shareholders of your Fund approve the Agreement.

     Following receipt of the requisite shareholder vote and as soon as reasonably practicable after the Closing, Trust will redeem the outstanding shares of your Fund from shareholders in accordance with the applicable Agreement and Declaration of Trust, Bylaws and the Delaware Statutory Trust Act.

BOARD CONSIDERATIONS

     AIM initially proposed that the Board consider the Reorganization at an in-person meeting of the Board held on October 27, 2005, at which preliminary discussions of the Reorganization took place. After careful consideration and after weighing the pros and cons of the Reorganization, the Board determined that the Reorganization is advisable and in the best interests of your Fund and will not dilute the interests of your Fund's shareholders, and approved the Agreement and the Reorganization, at a meeting of the Board held on November 14, 2005.

     Over the course of the Board meetings, the Board received from AIM written materials that contained information concerning your Fund and Buying Fund, including comparative total return and fee and expense information, a comparison of investment objectives and strategies of your Fund and Buying Fund and pro forma expense ratios for Buying Fund giving effect to the Reorganization. AIM also provided the Board with written materials concerning the structure of the proposed Reorganization and the Federal tax consequences of the Reorganization.

     Following the initial Board meeting, the Board requested additional information from AIM with respect to: the availability of suitable reorganization candidates, current litigation, contingent assets and liabilities, the advantage (if any) of structuring the Reorganization as a taxable transaction, the calculation of pro forma expense ratios and the effect on transfer agency fees. AIM provided such additional information to the Board prior to and at the November 14, 2005 meeting. In addition, the Board requested a follow-up report after the consummation of the Reorganization that shows the actual costs and expenses of the Reorganization.

     In evaluating the Reorganization, the Board considered a number of factors, including:

     - The investment objective and principal investment strategies of your Fund and Buying Fund.

     - The comparative performance of your Fund and Buying Fund.

     - The comparative expenses of your Fund and Buying Fund and the pro forma expenses of Buying Fund after giving effect to the Reorganization.

     - The comparative sizes of your Fund and Buying Fund.

     - The consequences of the Reorganization for Federal income tax purposes, including the treatment of any unrealized capital gains and capital loss carryforwards available to offset future capital gains of your Fund and Buying Fund.

     - Any fees and expenses that will be borne directly or indirectly by your Fund or Buying Fund in connection with the Reorganization.

     - The projected financial impact to AIM and its affiliates of the Reorganization.

     AIM proposed the Reorganization as part of an effort to consolidate the AIM Funds' mid cap growth product offerings. In considering the Reorganization, the Board noted that the funds have identical investment objectives, are managed using similar investment strategies and invest in similar securities. In addition, Buying Fund's performance track record relative to its Lipper peer group is generally better than your Fund's and the expenses of the combined fund are expected to be lower than those of your Fund.

     The Board noted that your Fund and Buying Fund are managed by the same lead portfolio manager supported by the same portfolio management team. The funds have identical investment strategies, resulting in significant portfolio overlap between the two funds. As of July 31, 2005, approximately 85% of your Fund's total net assets were invested in securities Buying Fund also owns.

     The Board determined that it was appropriate for Buying Fund to be the surviving fund in the Reorganization primarily because both funds have similar investment programs and overlapping management teams. Buying Fund has a lower management fee structure and a significantly larger asset base. The Board considered the relative sizes of the two funds. As of July 31, 2005, Buying Fund had net assets of approximately $2 billion, compared to net assets for your Fund of approximately $190 million.

     The Board considered the performance of Buying Fund in relation to the performance of your Fund and noted that your Fund and Buying Fund have comparable performance records. As of July 31, 2005, the relative performance of Class A shares of your Fund and the Investor Class of shares of Buying Fund (without sales loads) was as follows:

                                               AVERAGE ANNUAL
                                                TOTAL RETURNS
                                            ---------------------
                                             ONE    FIVE     TEN      SINCE     INCEPTION
                                            YEAR    YEARS   YEARS   INCEPTION     DATE
                                            -----   -----   -----   ---------   ---------
Your Fund.................................  24.88%  -6.38%   N/A      1.33%     11/01/99
Buying Fund...............................  24.81%  -8.57%  8.60%     9.14%     09/15/67

     The Board also noted that as of June 30, 2005, Buying Fund's performance relative to its Lipper peer group was better than your Fund for the 1-year, 3-year, and year-to-date periods, and that such performance more accurately reflects the investment process that the combined fund will apply. Additional information concerning the performance of your Fund and Buying Fund can be found in Exhibit B attached to this Proxy Statement/Prospectus.

     The Board also considered the operating expenses the funds incur. As a percentage of average daily net assets, the total annual operating expenses of Buying Fund prior to giving pro forma effect to the Reorganization are lower than the total annual operating expenses of your Fund.

     AIM reported to the Board that, based upon historical data at a specified date and related projected data, on a pro forma basis, the total annual operating expense ratios of Buying Fund, at combined asset levels, are expected to be approximately 0.58% lower than those of your Fund for Class A, Class B, Class C and Class R shares, and approximately 0.31% lower for Institutional Class shares.

     While AIM previously agreed to waivers of its management fees of your Fund pursuant to a settlement agreement with the NYAG, the Board noted that the Buying Fund's contractual advisory fee schedule is lower than the advisory fee schedule, including such waivers, of your Fund.

     The Board also considered, based upon historical data at a specified date, the effect of the Reorganization on the anticipated tax benefits to shareholders from the utilization of the capital loss carryforwards of your Fund and of Buying Fund as offsets to future realized capital gains. As of July 31, 2005, Buying Fund's and your Fund's capital loss carryforwards were estimated to be $2,724,469 and $112,125,713, respectively. Although approximately 77% of the capital loss carryforwards of your Fund are estimated to be disallowed as a consequence of the Reorganization, Buying Fund would still retain capital loss carryforwards after the Reorganization in excess of its anticipated post-Reorganization net asset value. Moreover, such capital loss carryforwards are estimated to be more than six times the net unrealized built-in gain in the assets that Buying Fund is expected to hold immediately after consummation of the Reorganization. The Board also noted that the treatment of these tax attributes can be affected by a variety of different factors occurring after the date of the data presented to the Board (both before and after the Closing). As a result, the outcome of these matters is difficult to predict.

     The total expenses to be incurred in connection with the Reorganization are expected to be approximately $215,000. Your Fund's expenses incurred in connection with the Reorganization are expected to be approximately $185,000. The Board noted AIM's proposal that your Fund will bear its share of the costs in connection with the Reorganization and concluded it was appropriate for your Fund to bear such expenses in light of the decrease in expenses that are expected to result from the Reorganization. Buying Fund's expenses to be incurred in connection with the Reorganization are expected to be approximately $30,000. Buying Fund will bear its costs and expenses incurred in connection with the Reorganization.

     To determine which party would bear the expenses to be incurred in connection with the Reorganization, AIM estimated the amount of mailing, printing, solicitation, and legal and accounting fees to be incurred by both Buying Fund and your Fund. AIM then performed a qualitative analysis that took into account, among other things, the expected benefits to be enjoyed by your Fund's shareholders through reduced expenses on a pro forma basis, the amount of time estimated for your Fund's shareholders to recoup expenses incurred in the Reorganization in light of such expected benefits, the effect incurring such expenses would have on the net asset value of your Fund, whether there was a financial impact to AIM's profit and loss (positive or negative) and the relative performance of your Fund and Buying Fund.

     The Board also noted that no sales charges or other charges would be imposed on any of the shares of Buying Fund issued to the shareholders of your Fund in connection with the Reorganization.

     Based on the foregoing and the information presented at the Board meetings discussed above, the Board determined that the Reorganization is advisable and in the best interests of your Fund and will not dilute the interests of your Fund's shareholders. Therefore, the Board recommended the approval of the Agreement by the shareholders of your Fund at the Special Meeting.

OTHER TERMS

     If any amendment is made to the Agreement following the mailing of this Proxy Statement/Prospectus and prior to the Closing which would have a material adverse effect on shareholders, such change will be submitted to the affected shareholders for their approval. However, if an amendment is made which would not have a material adverse effect on shareholders, the Agreement may be amended without shareholder approval by mutual agreement of the parties.

     Trust and Buyer have made representations and warranties in the Agreement that are customary in matters such as the Reorganization. The obligations of Trust and Buyer pursuant to the Agreement are subject to various conditions, including the following mutual conditions:

     - the assets of your Fund to be acquired by Buying Fund shall constitute at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by your Fund immediately prior to the Reorganization;

     - Buyer's Registration Statement on Form N-14 under the Securities Act of 1933 (the "1933 Act") shall have been filed with the SEC and such Registration Statement shall have become effective, and no stop-order suspending the effectiveness of the Registration Statement shall have been issued, and no proceeding for that purpose shall have been initiated or threatened by the SEC (and not withdrawn or terminated);

     - the shareholders of your Fund shall have approved the Agreement; and

     - Trust and Buyer shall have received an opinion from Ballard Spahr Andrews & Ingersoll, LLP that the consummation of the transactions contemplated by the Agreement will not result in the recognition of gain or loss for Federal income tax purposes for your Fund, Buying Fund or their shareholders.

     The Board of Trustees of Trust and the Board of Trustees of Buyer may waive without shareholder approval any default by Trust or Buyer or any failure by Trust or Buyer to satisfy any of the above conditions as long as such a waiver is mutual and will not have a material adverse effect on the benefits intended under the Agreement for the shareholders of your Fund. The Agreement may be terminated and the Reorganization may be abandoned at any time by mutual agreement of the parties, or by either party if the shareholders of your Fund do not approve the Agreement or if the Closing does not occur on or before September 30, 2006.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary of the material Federal income tax consequences of the Reorganization and is based upon the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the existing U.S. Treasury regulations thereunder, current administrative rulings of the Internal Revenue Service ("IRS") and published judicial decisions, all of which are subject to change. The principal Federal income tax consequences that are expected to result from the Reorganization, under currently applicable law, are as follows:

     - the Reorganization will qualify as a "reorganization" within the meaning of Section 368(a) of the Code;

     - no gain or loss will be recognized by your Fund upon the transfer of its assets to Buying Fund solely in exchange for shares of Buying Fund and Buying Fund's assumption of the liabilities of your Fund or on the distribution of those shares to your Fund's shareholders;

     - no gain or loss will be recognized by Buying Fund on its receipt of assets of your Fund in exchange for shares of Buying Fund issued directly to your Fund's shareholders;

     - no gain or loss will be recognized by any shareholder of your Fund upon the exchange of shares of your Fund for shares of Buying Fund;

     - the tax basis of the shares of Buying Fund to be received by a shareholder of your Fund will be the same as the shareholder's tax basis of the shares of your Fund surrendered in exchange therefor;

     - the holding period of the shares of Buying Fund to be received by a shareholder of your Fund will include the period for which such shareholder held the shares of your Fund exchanged therefor, provided that such shares of your Fund are capital assets in the hands of such shareholder as of the Closing; and

     - Buying Fund will thereafter succeed to and take into account any capital loss carryover and certain other tax attributes of your Fund, subject to all relevant conditions and limitations on the use of such tax benefits.

     Neither Trust nor Buyer has requested or will request an advance ruling from the IRS as to the Federal tax consequences of the Reorganization. As a condition to Closing, Ballard Spahr Andrews & Ingersoll, LLP will render a favorable opinion to Trust and Buyer as to the foregoing Federal income tax consequences of the Reorganization, which opinion will be conditioned upon, among other things, the accuracy, as of the Effective Time, of certain representations of Trust and Buyer upon which Ballard Spahr Andrews & Ingersoll, LLP will rely in rendering its opinion. The conclusions reached in that opinion could be jeopardized if the representations of Trust or Buyer are incorrect in any material respect. A copy of the opinion will be filed with the Securities and Exchange Commission and will be available for public inspection. See "Information Filed with the Securities and Exchange Commission."

     THE FOREGOING DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE REORGANIZATION IS MADE WITHOUT REGARD TO THE PARTICULAR FACTS AND CIRCUMSTANCES OF ANY SHAREHOLDER OF YOUR FUND. YOUR FUND'S SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC CONSEQUENCES TO THEM OF THE REORGANIZATION, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

ACCOUNTING TREATMENT

     The Reorganizations will each be accounted for on a tax-free combined basis. Accordingly, the book cost basis to Buying Fund of the assets of your Fund will be the same as the book cost basis of such assets to your Fund.

                             RIGHTS OF SHAREHOLDERS

     Trust and Buyer are each Delaware statutory trusts. Generally, there are no material differences between the rights of shareholders under Trust's Agreement and Declaration of Trust and the rights of shareholders under Buyer's Agreement and Declaration of Trust.

                                 CAPITALIZATION

     The following table sets forth, as of October 31, 2005, (i) the capitalization of each class of shares of your Fund; (ii) the capitalization of each class of shares of Buying Fund, and (iii) the pro forma capitalization of each class of shares of Buying Fund as adjusted to give effect to the transactions contemplated by the Agreement.

                                                                                       PRO FORMA
                                 YOUR FUND         BUYING FUND        PRO FORMA       BUYING FUND
                               CLASS A SHARES     CLASS A SHARES     ADJUSTMENTS     CLASS A SHARES
                               --------------     --------------     -----------     --------------
Net Assets...................   $85,846,120       $   29,952,988     $   (91,879)(1) $  115,707,229
Shares Outstanding...........     8,276,009            1,750,062      (3,268,396)(2)      6,757,675
Net Asset Value Per Share....   $     10.37       $        17.12                     $        17.12

                                                                                       PRO FORMA
                                 YOUR FUND         BUYING FUND        PRO FORMA       BUYING FUND
                               CLASS B SHARES     CLASS B SHARES     ADJUSTMENTS     CLASS B SHARES
                               --------------     --------------     -----------     --------------
Net Assets...................   $63,461,928       $    3,295,055     $   (67,922)(1) $   66,689,061
Shares Outstanding...........     6,378,839              197,844      (2,570,940)(2)      4,005,743
Net Asset Value Per Share....   $      9.95       $        16.65                     $        16.65

                                 YOUR FUND                                             PRO FORMA
                                  CLASS C          BUYING FUND        PRO FORMA       BUYING FUND
                                   SHARES         CLASS C SHARES     ADJUSTMENTS     CLASS C SHARES
                               --------------     --------------     -----------     --------------
Net Assets...................   $21,925,741       $    8,048,863     $   (23,467)(1) $   29,951,137
Shares Outstanding...........     2,203,500              492,788        (862,327)(2)      1,833,961
Net Asset Value Per Share....   $      9.95       $        16.33                     $        16.33

                                 YOUR FUND                                             PRO FORMA
                                  CLASS R          BUYING FUND        PRO FORMA       BUYING FUND
                                   SHARES         CLASS R SHARES     ADJUSTMENTS     CLASS R SHARES
                               --------------     --------------     -----------     --------------
Net Assets...................   $ 1,606,708       $        9,990     $    (1,720)(1) $    1,614,978
Shares Outstanding...........       155,986                  584         (62,185)(2)         94,385
Net Asset Value Per Share....   $     10.30       $        17.11                     $        17.11

                                                                                       PRO FORMA
                                 YOUR FUND         BUYING FUND                        BUYING FUND
                                  INVESTOR           INVESTOR         PRO FORMA         INVESTOR
                                CLASS SHARES       CLASS SHARES      ADJUSTMENTS      CLASS SHARES
                               --------------     --------------     -----------     --------------
Net Assets...................            --       $1,744,995,033              --     $1,744,995,033
Shares Outstanding...........            --          101,978,732              --        101,978,732
Net Asset Value Per Share....            --       $        17.11                     $        17.11

                                                                                       PRO FORMA
                                 YOUR FUND         BUYING FUND                        BUYING FUND
                               INSTITUTIONAL      INSTITUTIONAL       PRO FORMA      INSTITUTIONAL
                                CLASS SHARES       CLASS SHARES      ADJUSTMENTS      CLASS SHARES
                               --------------     --------------     -----------     --------------
Net Assets...................   $    11,374       $   43,416,972     $       (12)(1) $   43,428,334
Shares Outstanding...........         1,084            2,481,674            (435)(2)      2,482,323
Net Asset Value Per Share....   $     10.49       $        17.50                     $        17.50

---------------

(1) Net Assets have been adjusted for the allocated portion of your Fund's expenses expected to be incurred in connection with the Reorganization. The Reorganization costs have been allocated among all classes based on relative net assets of each class of your Fund.

(2) Shares Outstanding have been adjusted for the accumulated change in the number of shares of your Fund's shareholder accounts based on the relative value of your Fund's and Buying Fund's Net Asset Value Per Share assuming the Reorganization would have taken place on October 31, 2005.

                                 LEGAL MATTERS

     Certain legal matters concerning the tax consequences of the Reorganization will be passed upon by Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market Street, Philadelphia, PA 19103-7599.

                          ADDITIONAL INFORMATION ABOUT
                           BUYING FUND AND YOUR FUND

     For more information with respect to Buying Fund concerning the following topics, please refer to the following sections of the Buying Fund Prospectus, which has been made a part of this Proxy Statement/ Prospectus by reference and which is attached to this Proxy Statement/Prospectus as Appendix II: (i) see "Performance Information" for more information about the performance of Buying Fund; (ii) see "Fund Management" for more information about the management of Buying Fund; (iii) see "Other Information" for more information about Buying Fund's policy with respect to dividends and distributions; and (iv) see "Other Information" for more information about the pricing, purchase, redemption and repurchase of shares of Buying Fund, tax consequences to shareholders of various transactions in shares of Buying Fund, distribution arrangements and the multiple class structure of Buying Fund.

     For more information with respect to your Fund concerning the following topics, please refer to the following sections of the Selling Fund Prospectus, which have been made a part of this Proxy Statement/ Prospectus by reference:
(i) see "Performance Information" for more information about the performance of your Fund; (ii) see "Fund Management" and "Portfolio Managers" for more information about the management of your Fund; (iii) see "Pricing of Shares" for more information about the pricing of shares of your Fund; (iv) see "Taxes" for more information about tax consequences to shareholders of various transactions in shares of your Fund; and (v) see "Dividends" and "Capital Gains Distributions" for more information about your Fund's policy with respect to dividends and distributions.

                     INFORMATION FILED WITH THE SECURITIES
                            AND EXCHANGE COMMISSION

     This Proxy Statement/Prospectus and the related Statement of Additional Information do not contain all the information set forth in the registration statements and the exhibits relating thereto and annual and semiannual reports which Trust and Buyer have filed with the SEC pursuant to the requirements of the 1933 Act and the 1940 Act, to which reference is hereby made. The SEC file number of Trust's registration statement containing the Selling Fund Prospectus and related Statement of Additional Information is Registration No. 811-1424. Such Selling Fund Prospectus is incorporated herein by reference. The SEC file number for Buyer's registration statement containing the Buying Fund Prospectus and related Statement of Additional Information is Registration No. 811-1474. Such Buying Fund Prospectus is incorporated herein by reference.

     Trust and Buyer are subject to the informational requirements of the Securities Exchange Act of 1934 and the 1940 Act and in accordance therewith file reports and other information with the SEC. Reports, proxy material, registration statements and other information filed by Trust and Buyer (including the Registration Statement of Buyer relating to Buying Fund on Form N-14 of which this Proxy Statement/Prospectus is a part) may be inspected without charge and copied at the public reference facilities maintained by the SEC at Room 1014, Judiciary Plaza, 450 Fifth Street, NW, Washington, DC 20549, and at the following regional office of the SEC: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the SEC at 450 Fifth Street, NW, Washington, DC 20549, at the prescribed rates. The SEC maintains a website at www.sec.gov that contains information regarding Trust and Buyer and other registrants that file electronically with the SEC.

                INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

PROXY STATEMENT/PROSPECTUS

     We are sending you this Proxy Statement/Prospectus and the enclosed proxy card because the Board is soliciting your proxy to vote at the Special Meeting and at any adjournments of the Special Meeting. This Proxy Statement/Prospectus gives you information about the business to be conducted at the Special Meeting. However, you do not need to attend the Special Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card or vote by telephone or through a website established for that purpose.

     Trust intends to mail this Proxy Statement/Prospectus, the enclosed Notice of Special Meeting of Shareholders and the enclosed proxy card on or about January 9, 2006 to all shareholders entitled to vote. Shareholders of record of your Fund as of the close of business on December 2, 2005 (the "Record Date") are entitled to vote at the Special Meeting. The number of shares outstanding of each class of shares of your Fund on the Record Date can be found at Exhibit D. Each share is entitled to one vote for each full share held, and a fractional vote for a fractional share held.

TIME AND PLACE OF SPECIAL MEETING

     We are holding the Special Meeting at 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173 on February 28, 2006, at 3:00 p.m., Central Time.

VOTING IN PERSON

     If you do attend the Special Meeting and wish to vote in person, we will provide you with a ballot prior to the vote. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a letter from the nominee indicating that you are the beneficial owner of the shares on the Record Date and authorizing you to vote. Please call Trust at (800) 952-3502 if you plan to attend the Special Meeting.

VOTING BY PROXY

     Whether you plan to attend the Special Meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Special Meeting and vote.

     If you properly fill in and sign your proxy card and send it to us in time to vote at the Special Meeting, your "proxy" (the individual named on your proxy card) will vote your shares as you have directed. If you sign your proxy card but do not make specific choices, your proxy will vote your shares FOR the proposal to approve the Agreement, as recommended by the Board, and in accordance with management's recommendation on other matters.

     Your proxy will have the authority to vote and act on your behalf at any adjournment of the Special Meeting.

     If you authorize a proxy, you may revoke it at any time before it is exercised by sending in another proxy card with a later date or by notifying the Secretary of Trust in writing to the address of Trust set forth on the cover page of this Proxy Statement/Prospectus before the Special Meeting that you have revoked your proxy. In addition, although merely attending the Special Meeting will not revoke your proxy, if you are present at the Special Meeting you may withdraw your proxy and vote in person. Shareholders may also transact any other business not currently contemplated that may properly come before the Special Meeting in the discretion of the proxies or their substitutes.

VOTING BY TELEPHONE OR THE INTERNET

     You may vote your shares by telephone or through a website established for that purpose by following the instructions that appear on the proxy card accompanying this Proxy Statement/Prospectus.

QUORUM REQUIREMENT AND ADJOURNMENT

     A quorum of shareholders is necessary to hold a valid meeting. A quorum will exist if shareholders entitled to vote one-third of the issued and outstanding shares of your Fund on the Record Date are present at the Special Meeting in person or by proxy.

     Under the rules applicable to broker-dealers, if your broker holds your shares in its name, the broker will not be entitled to vote your shares if it has not received instructions from you. A "broker non-vote" occurs when a broker has not received voting instructions from a shareholder and is barred from voting the shares without shareholder instructions because the proposal is non-routine.

     Abstentions and broker non-votes will count as shares present at the Special Meeting for purposes of establishing a quorum.

     If a quorum is not present at the Special Meeting or a quorum is present but sufficient votes to approve the Agreement are not received, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the votes cast at the Special Meeting in person or by proxy. The persons named as proxies will vote those proxies that they are entitled to vote FOR the Reorganization in favor of such an adjournment and will vote those proxies required to be voted AGAINST the Reorganization against such adjournment. A shareholder vote may be taken on the Reorganization prior to any such adjournment if sufficient votes have been received and it is otherwise appropriate.

VOTE NECESSARY TO APPROVE THE AGREEMENT

     If a quorum is present, approval of the Agreement requires the affirmative vote of a majority of shares cast by the shareholders of your Fund at the Special Meeting. Abstentions and broker non-votes are counted as present but are not considered votes cast at the Special Meeting.

PROXY SOLICITATION

     Trust will solicit proxies for the Special Meetings. Trust expects to solicit proxies principally by mail, but Trust may also solicit proxies by telephone, facsimile or personal interview. Trust's officers will not receive any additional or special compensation for any such solicitation. Solicitation costs are expected to be approximately $4,400 and will be paid by your Fund.

OTHER MATTERS

     Management does not know of any matters to be presented at the Special Meeting other than those discussed in this Proxy Statement/Prospectus. If any other matters properly come before the Special Meeting, the shares represented by proxies will be voted with respect thereto in accordance with management's recommendation.

OWNERSHIP OF SHARES

     A list of the name, address and percent ownership of each person who, as of December 2, 2005, to the knowledge of Trust owned 5% or more of any class of the outstanding shares of your Fund can be found at Exhibit E.

     A list of the name, address and percent ownership of each person who, as of December 2, 2005, to the knowledge of Buyer owned 5% or more of any class of the outstanding shares of Buying Fund can be found at Exhibit F.

SECURITY OWNERSHIP OF MANAGEMENT AND TRUSTEES

     Information regarding the ownership of each class of your Fund's shares and Buying Fund's shares by trustees and current executive officers of Trust and Buyer can be found in Exhibits E and F, respectively.

                                   EXHIBIT A

  CLASSES OF SHARES OF YOUR FUND AND CORRESPONDING CLASSES OF SHARES OF BUYING
                                      FUND

        CLASSES OF SHARES OF YOUR FUND         CORRESPONDING CLASSES OF SHARES OF BUYING FUND
        ------------------------------         ----------------------------------------------
                   Class A                                        Class A
                   Class B                                        Class B
                   Class C                                        Class C
                   Class R                                        Class R
             Institutional Class                            Institutional Class

                                   EXHIBIT B

             COMPARISON OF PERFORMANCE OF YOUR FUND AND BUYING FUND

                                  (YOUR FUND)
                            AIM MID CAP GROWTH FUND

     The bar chart and table shown below provide an indication of the risks of investing in your Fund. Your Fund's past performance (before and after taxes) is not necessarily an indication of its future performance.

     The following bar chart shows changes in the performance of your Fund's Class A shares from year to year. The bar chart does not reflect sales loads. If it did, the annual total returns shown would be lower.

                                    (CHART)

                                                                         ANNUAL
                                                                          TOTAL
                                                                         RETURNS
                                                                         -------
2000...................................................................  -10.12%
2001...................................................................  -21.21%
2002...................................................................  -31.86%
2003...................................................................   42.08%
2004...................................................................    6.48%

     During the periods shown in the bar chart, the highest quarterly return was 28.02% (quarter ended March 31, 2000) and the lowest quarterly return was
- -30.93% (quarter ended September 30, 2001). The year-to-date return of AIM Mid Cap Growth Fund Class A shares as of September 30, 2005 was 7.38%.

     The following performance table compares the fund's performance to that of a broad-based securities market index, a style specific index and a peer group index. Your Fund's performance reflects payment of sales loads, if applicable. The indices may not reflect payment of fees, expenses or taxes. Your Fund is not managed to track the performance of any particular index, including the indices shown below, and consequently, the performance of your Fund may deviate significantly from the indices shown below.

                          AVERAGE ANNUAL TOTAL RETURNS

                                                                          SINCE       INCEPTION
(FOR THE PERIODS ENDED DECEMBER 31, 2004)       1 YEAR      5 YEARS     INCEPTION       DATE
-----------------------------------------      ---------   ----------   ---------     ---------
CLASS A                                                                                11/01/99
  Return Before Taxes........................     0.60%      (7.16)%       (1.03)%
  Return After Taxes on Distributions........     0.60       (7.16)        (1.03)
  Return Before Taxes on Distributions and
     Sale of Fund Shares.....................     0.39       (5.94)        (0.87)
CLASS B                                                                                11/01/99
  Return Before Taxes........................     0.68       (7.11)        (0.84)
CLASS C                                                                                11/01/99
  Return Before Taxes........................     4.68       (6.73)        (0.65)
CLASS R(1)                                                                             11/01/99
  Return Before Taxes........................     6.29       (6.28)        (0.13)
S&P 500 Index(2).............................    10.87       (2.30)        (0.75)(5)   10/31/99(5)
Russell Midcap(TM) Growth Index(3)...........    15.48       (3.36)         1.71(5)    10/31/99(5)
Lipper Mid-Cap Growth Fund Index(4)..........    14.03       (6.07)        (0.11)(5)   10/31/99(5)

---------------

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold their shares of your Fund through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. After tax returns are shown for Class A only and after-tax returns for Class B, C and R will vary.

(1) The returns shown for the one year period are the historical returns of your Fund's Class R shares. The returns shown for the 5 years and since inception periods are the blended returns of the historical performance of your Fund's Class R shares since their inception and the restated historical performance of your Fund's Class A shares (for periods prior to inception of the Class R shares) at net asset value, adjusted to reflect the higher Rule 12b-1 fees applicable to the Class R shares. The inception date shown in the table is that of your Funds's Class A shares The inception date of your Fund's Class R shares is June 3, 2002.

(2) The Standard & Poor's 500 Index measures the performance of the 500 most widely held common stocks and is considered one of the best indicators of U.S. stock market performance. Your Fund has elected to use the Standard & Poor's 500 Index as its broad-based index. Your Fund has also included the Russell Midcap(TM) Growth Index, which your Fund believes more closely reflects the performance of the types of securities in which it invests. In addition, your Fund has included the Lipper Mid-Cap Growth Fund Index (which may or may not include your Fund) for comparison to a peer group.

(3) The Russell Midcap(TM) Growth Index measures the performance of those securities in the Russell Midcap(TM) Index with a higher than average growth forecast. The Russell Midcap(TM) Index measures the performance of the 800 smallest companies in the Russell 1000(R) Index. The Russell 1000(R) Index measures the performance of the 1,000 largest companies domiciled in the United States.

(4) The Lipper Mid-Cap Growth Fund Index is an equally weighted representation of the 30 largest funds in the Lipper Mid-Cap Growth Category. These funds, by portfolio practice, invest at least 75% of their equity assets in companies with market capitalizations (on a three-year weighted basis) less than 300% of the dollar-weighted median market capitalization of the middle 1,000 securities of the S&P SuperComposite 1500 Index. Mid-Cap Growth funds typically have an above-average price-to-earnings ratio, price-to-book ratio, and a three year sales-per-share growth value, compared to the S&P MidCap 400 Index.

(5) The average annual total return given is since the month end closest to the inception date of the class with the longest performance history.

                                 (BUYING FUND)
                               AIM DYNAMICS FUND

     The bar chart and table shown below provide an indication of the risks of investing in Buying Fund. Buying Fund's past performance (before and after taxes) is not necessarily an indication of its future performance.

     The following bar chart shows changes in the performance of Buying Fund's Investor Class shares from year to year. The bar chart does not reflect sales loads. If it did, the annual total returns shown would be lower.

                                                                         ANNUAL
                                                                          TOTAL
                                                                         RETURNS
                                                                         -------
1995...................................................................   37.55%
1996...................................................................   15.65%
1997...................................................................   24.09%
1998...................................................................   23.25%
1999...................................................................   71.80%
2000...................................................................   -7.76%
2001...................................................................  -32.89%
2002...................................................................  -33.08%
2003...................................................................   38.27%
2004...................................................................   11.94%

     During the periods shown in the bar chart, the highest quarterly return was 38.83% (quarter ended December 31, 1999) and the lowest quarterly return was
- -35.02% (quarter ended September 30, 2001). The year-to-date return of AIM Dynamics Fund Investor Class shares as of September 30, 2005 was 7.64%.

     The following performance table compares Buying Fund's performance to that of a broad-based securities market index, a style specific index and a peer group index. Buying Fund's performance reflects payment of sales loads, if applicable. The indices may not reflect payment of fees, expenses or taxes. Buying Fund is not managed to track the performance of any particular index, including the indices shown below, and consequently, the performance of Buying Fund may deviate significantly from the indices shown below.

                          AVERAGE ANNUAL TOTAL RETURNS

                                                                                    SINCE     INCEPTION
(FOR THE PERIODS ENDED DECEMBER 31, 2004)   1 YEAR      5 YEARS      10 YEARS     INCEPTION     DATE
-----------------------------------------  ---------   ----------   -----------   ---------   ---------
INVESTOR CLASS                                                                                 9/15/67
  Return Before Taxes...................     11.94%      (8.51)%       10.36%          --
  Return After Taxes on Distributions...     11.94%      (8.52)%        8.53%          --
  Return After Taxes on Distributions and
     Sale of Fund Shares................      7.76%      (7.02)%        8.02%          --
CLASS A                                                                                        3/28/02
  Return Before Taxes...................      5.63%         --            --         0.71%
CLASS B                                                                                        3/28/02
  Return Before Taxes...................      6.07%         --            --         0.94%
CLASS C                                                                                        2/14/00
  Return Before Taxes...................     10.07%         --            --       (11.08)%
CLASS R(1)                                      --          --            --           --     10/25/05
S&P 500 Index(2),(4)
  (reflects no deduction for fees,
     expenses or taxes).................     10.87%      (2.30)%       12.07%
Russell Midcap Growth Index(2),(3)
  (reflects no deduction for fees,
     expenses or taxes).................     15.48%      (3.36)%       11.23%
Lipper Mid-Cap Growth Fund Index(2),(4)
  (reflects no deduction for fees,
  expenses or taxes)....................     14.03%      (6.07)%        9.68%

---------------

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown, and after-tax returns are not relevant to investors who hold their fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. After-tax returns are shown for Investor Class only and after-tax returns for Class A, B, C and R will vary.

(1) Performance information is not provided for Class R shares since the class commenced operations on October 25, 2005.

(2) The Standard & Poor's 500 Index measures the performance of the 500 most widely held common stocks and is considered one of the best indicators of U.S. stock market performance. The fund has also included the Russell Midcap Growth Index which the fund believes more closely reflects the performance of the types of securities in which the fund invests. In addition, the Lipper Mid-Cap Growth Fund Index (which may or may not include the fund) is included for comparison to a peer group.

(3) The Russell Midcap Growth Index is an unmanaged index that measures the performance of those Russell Midcap Companies with higher price-to-book ratios and higher forecasted growth values.

(4) The Lipper Mid-Cap Growth Fund Index is an equally weighted representation of the 30 largest funds in the Lipper Mid-Cap Growth category. These funds, by portfolio practice, invest at least 75% of their equity assets in companies with market capitalizations (on a three-year weighted basis) less than 300% of the dollar-weighted market capitalization of the middle 1,000 companies of the S&P SuperComposite 1500 Index. The S&P SuperComposite 1500 Index is a market cap weighted index made up of 1500 liquid securities of companies with market capitalizations of $300 million and above and represents small-, mid-, and large-cap markets. Mid-Cap Growth funds typically have an above-average price-to-earnings ratio, price-to-book ratio, and a three year sales-per-share growth value, compared to the S&P MidCap 400 Index. The S&P MidCap 400 Index consists of 400 domestic midcap stocks chosen for market size, liquidity and industry group representation. it is also a market-value weighted index and was the first benchmark of midcap stock price movement. Inception was December 31, 1990.

                                   EXHIBIT C

                   COMPARISON FEE TABLE AND EXPENSE EXAMPLES

FEE TABLE

     This table compares the shareholder fees and annual operating expenses, expressed as a percentage of net assets ("Expense Ratios"), of Class A, Class B, Class C, Class R, and Institutional Class shares of AIM Mid Cap Growth Fund ("Your Fund") and Class A, Class B, Class C, Class R, Investor Class, and Institutional Class shares of AIM Dynamics Fund ("Buying Fund"). Pro Forma Combined Expense Ratios of Buying Fund giving effect to the Reorganization are also provided. There is no guarantee that actual expenses will be the same as those shown in this table.

                                                    AIM MID CAP GROWTH FUND                          AIM DYNAMICS FUND
                                                           YOUR FUND                                    BUYING FUND
                                                     (10/31/04 AS RESTATED)                        (07/31/05 AS RESTATED)
                                    --------------------------------------------------------   ------------------------------

                                     CLASS A     CLASS B   CLASS C   CLASS R   INSTITUTIONAL    CLASS A     CLASS B   CLASS C
                                      SHARES     SHARES    SHARES    SHARES    CLASS SHARES      SHARES     SHARES    SHARES
                                    ----------   -------   -------   -------   -------------   ----------   -------   -------
SHAREHOLDER TRANSACTION EXPENSES
Maximum Sales Charge (Load)
 Imposed on Purchase
(as a percentage of offering
 price)..........................         5.50%   None      None       None        None              5.50%   None      None
Maximum Deferred Sales Charge (as
 a percentage of original
 purchase price or redemption
 proceeds, as applicable)........   None(1),(2)   5.00%     1.00%    None(3)       None        None(1),(2)   5.00%     1.00%
ANNUAL FUND OPERATING EXPENSES(4)
(expenses that are deducted from
 fund assets)
Management fees..................         0.80%   0.80%     0.80%      0.80%       0.80%             0.51%   0.51%     0.51%
Distribution and/or Service
 (12b-1) Fees(5).................         0.25%   1.00%     1.00%      0.50%         --              0.25%   1.00%     1.00%
Other Expenses(6)................         0.61%   0.61%     0.61%      0.61%       0.40%             0.35%   0.35%     0.35%
Total Annual Fund Operating
 Expenses(7).....................         1.66%   2.41%     2.41%      1.91%       1.20%             1.11%   1.86%     1.86%
Fee Waiver(8)....................         0.05%   0.05%     0.05%      0.05%       0.05%               --      --        --
Net Annual Fund
 Expenses(9),(10)................         1.61%   2.36%     2.36%      1.86%       1.15%             1.11%   1.86%     1.86%

                                           AIM DYNAMICS FUND
                                              BUYING FUND
                                         (07/31/05 AS RESTATED)
                                   ----------------------------------
                                             INVESTOR   INSTITUTIONAL
                                   CLASS R    CLASS         CLASS
                                   SHARES     SHARES       SHARES
                                   -------   --------   -------------
SHAREHOLDER TRANSACTION EXPENSES
Maximum Sales Charge (Load)
 Imposed on Purchase
(as a percentage of offering
 price)..........................    None      None         None
Maximum Deferred Sales Charge (as
 a percentage of original
 purchase price or redemption
 proceeds, as applicable)........  None(3)     None         None
ANNUAL FUND OPERATING EXPENSES(4)
(expenses that are deducted from
 fund assets)
Management fees..................    0.51%     0.51%        0.51%
Distribution and/or Service
 (12b-1) Fees(5).................    0.50%     0.25%          --
Other Expenses(6)................    0.35%     0.35%        0.13%
Total Annual Fund Operating
 Expenses(7).....................    1.36%     1.11%        0.64%
Fee Waiver(8)....................      --        --           --
Net Annual Fund
 Expenses(9),(10)................    1.36%     1.11%        0.64%

                                                            AIM DYNAMICS FUND
                                                               BUYING FUND
                                                      PRO FORMA COMBINED (7/31/05)
                                   -------------------------------------------------------------------
                                                                              INVESTOR   INSTITUTIONAL
                                    CLASS A     CLASS B   CLASS C   CLASS R    CLASS         CLASS
                                     SHARES     SHARES    SHARES    SHARES     SHARES       SHARES
                                   ----------   -------   -------   -------   --------   -------------
SHAREHOLDER TRANSACTION EXPENSES
Maximum Sales Charge (Load)
 Imposed on Purchase
(as a percentage of offering
 price)..........................        5.50%   None      None       None      None         None
Maximum Deferred Sales Charge (as
 a percentage of original
 purchase price or redemption
 proceeds, as applicable)........  None(1),(2)   5.00%     1.00%    None(3)     None         None
ANNUAL FUND OPERATING EXPENSES(4)
(expenses that are deducted from
 fund assets)
Management fees..................        0.51%   0.51%     0.51%      0.51%     0.51%        0.51%
Distribution and/or Service
 (12b-1) Fees(5).................        0.25%   1.00%     1.00%      0.50%     0.25%          --
Other Expenses(6)................        0.37%   0.37%     0.37%      0.37%     0.37%        0.13%
Total Annual Fund Operating
 Expenses(7).....................        1.13%   1.88%     1.88%      1.38%     1.13%        0.64%
Fee Waiver(8)....................          --      --        --         --        --           --
Net Annual Fund
 Expenses(9),(10)................        1.13%   1.88%     1.88%      1.38%     1.13%        0.64%

---------------

 (1) If you buy $1,000,000 or more of Class A shares and redeem these shares within 18 months from the date of purchase, you may pay a 1.00% contingent deferred sales charge (CDSC) at the time of redemption.

 (2) If you are a retirement plan participant and your retirement plan bought $1,000,000 or more of Class A shares, you may pay a 1.00% CDSC if a total redemption of the retirement plan assets occurs within 12 months from the date of the retirement plan's initial purchase.

 (3) If you are a retirement plan participant, you may pay a 0.75% CDSC if the distributor paid a concession to the dealer of record and a total redemption of the retirement plan assets occurs within 12 months from the date of the retirement plan's initial purchase.

 (4) There is no guarantee that actual expenses will be the same as those shown in the tables.

 (5) Effective July 1, 2005, the Board of Trustees has approved a permanent reduction of the Rule 12b-1 fees applicable to Class A shares to 0.25%. Distribution and/or Service (12b-1) Fees reflect this agreement.

 (6) Effective October 1, 2005, the Board of Trustees approved an amendment to the transfer agency agreement of AIM Dynamics Fund. Other Expenses of AIM Dynamics Fund have been restated to reflect the changes in fees under the new agreement. Other Expenses for Class R shares of AIM Dynamics Fund are based on estimated average net assets for the current fiscal year.

 (7) The advisor of AIM Dynamics Fund has contractually agreed to waive advisory fees and/or reimburse expenses to the extent necessary to limit Total Annual Fund Operating Expenses (excluding certain items discussed below) to 1.90%, 2.65%, 2.65%, 2.15%, 1.90% and 1.65% on Class A, Class B, Class C,
     Class R, Investor Class and Institutional Class shares, respectively. In determining the advisor's obligation to waive advisory fees and/or reimburse expenses, the following expenses are not taken into account and could cause the Total Annual Operating Expenses to exceed the numbers reflected above: (i) interest; (ii) taxes; (iii) dividend expense on short sales; (iv) extraordinary items; (v) expenses related to a merger or reorganization, as approved by the fund's Board of Trustees; and (vi) expenses that the fund has incurred but did not actually pay because of an expense offset arrangement. Currently, in addition to the expense reimbursement arrangement with AMVESCAP (as defined herein) described more fully below, the only expense offset arrangements from which the fund benefits are in the form of credits that the fund receives from banks where the fund or its transfer agent has deposit accounts in which it holds uninvested cash. Those credits are used to pay certain expenses incurred by the fund. This expense limitation agreement is in effect through July 31, 2006.

 (8) Effective January 1, 2005 through December 31, 2009, the advisor for AIM Mid Cap Growth Fund has contractually agreed to waive a portion of its advisory fees to the extent necessary so that the advisory fees payable by the Fund (based on the Fund's average daily net assets) do not exceed the annual rate of 0.745% for the first $250 million, plus 0.73% of the next $250 million, plus 0.715% of the next $500 million, plus 0.70% of the next $1.5 billion, plus 0.685% of the next $2.5 billion, plus 0.67% of the next $2.5 billion, plus 0.655% of the next $2.5 billion, plus 0.64% of the Fund's average daily net assets in excess of $10 billion. The Fee Waiver reflects this agreement.

 (9) At the request of the Board of Trustees, AMVESCAP (as defined herein) has agreed to reimburse AIM Mid Cap Growth Fund and AIM Dynamics Fund for expenses related to market timing matters.

(10) AIM Mid Cap Growth Fund will incur additional expenses in connection with the Reorganization.

EXPENSE EXAMPLE

     This Example is intended to help you compare the costs of investing in different classes of Your Fund and Buying Fund with the cost of investing in other mutual funds. Pro Forma Combined costs of investing in different classes of Buying Fund giving effect to the reorganization of Your Fund into Buying Fund are also provided. All costs are based upon the information set forth in the Fee Table above.

     The Example assumes that you invest $10,000 for the time periods indicated and shows the expenses that you would pay both if you redeem all of your shares at the end of those periods and if you do not redeem your shares. The Example also assumes that your investment has a 5% return each year and that the operating expenses remain the same. The Example reflects fee waivers and/or expense reimbursements that are contractual, if any, but does not reflect voluntary fee waivers and/or expense reimbursements. To the extent fees are waived and/or expenses are reimbursed on a voluntary basis, your expenses will be lower. Although your actual returns and costs may be higher or lower, based on these assumptions your costs would be:

                                                      ONE    THREE     FIVE     TEN
                                                      YEAR   YEARS    YEARS    YEARS
                                                      ----   ------   ------   ------
AIM MID CAP GROWTH FUND (YOUR FUND)
Class A.............................................  $705   $1,030   $1,378   $2,385
Class B.............................................   739    1,036    1,460    2,539
Class C.............................................   339      736    1,260    2,725
Class R.............................................   189      585    1,006    2,210
Institutional Class.................................   117      365      633    1,430
AIM DYNAMICS FUND (BUYING FUND)
Class A.............................................  $657   $  883   $1,128   $1,827
Class B.............................................   689      885    1,206    1,984
Class C.............................................   289      585    1,006    2,180
Class R.............................................   138      431      745    1,635
Investor Class......................................   113      353      612    1,352
Institutional Class.................................    65      205      357      798
AIM DYNAMICS FUND (BUYING FUND) -- PRO FORMA
  COMBINED
Class A.............................................  $659   $  889   $1,138   $1,849
Class B.............................................   691      891    1,216    2,005
Class C.............................................   291      591    1,016    2,201
Class R.............................................   141      437      755    1,657
Investor Class......................................   115      359      622    1,375
Institutional Class.................................    65      205      357      798

     You would pay the following expenses if you did not redeem your shares:

                                                      ONE    THREE     FIVE     TEN
                                                      YEAR   YEARS    YEARS    YEARS
                                                      ----   ------   ------   ------
AIM MID CAP GROWTH FUND (YOUR FUND)
Class A.............................................  $705   $1,030   $1,378   $2,385
Class B.............................................   239      736    1,260    2,539
Class C.............................................   239      736    1,260    2,725
Class R.............................................   189      585    1,006    2,210
Institutional Class.................................   117      365      633    1,430
AIM DYNAMICS FUND (BUYING FUND)
Class A.............................................  $657   $  883   $1,128   $1,827
Class B.............................................   189      585    1,006    1,984
Class C.............................................   189      585    1,006    2,180
Class R.............................................   138      431      745    1,635
Investor Class......................................   113      353      612    1,352
Institutional Class.................................    65      205      357      798
AIM DYNAMICS FUND (BUYING FUND) -- PRO FORMA
  COMBINED
Class A.............................................  $659   $  889   $1,138   $1,849
Class B.............................................   191      591    1,016    2,005
Class C.............................................   191      591    1,016    2,201
Class R.............................................   141      437      755    1,657
Investor Class......................................   115      359      622    1,375
Institutional Class.................................    65      205      357      798

     THE EXAMPLE IS NOT A REPRESENTATION OF PAST OR FUTURE EXPENSES. YOUR FUND'S AND BUYING FUND'S ACTUAL EXPENSES, AND AN INVESTOR'S DIRECT AND INDIRECT EXPENSES, MAY BE MORE OR LESS THAN THOSE SHOWN. THE TABLE AND THE ASSUMPTION IN THE EXAMPLE OF A 5% ANNUAL RETURN ARE REQUIRED BY REGULATIONS OF THE SEC APPLICABLE TO ALL MUTUAL FUNDS. THE 5% ANNUAL RETURN IS NOT A PREDICTION OF AND DOES NOT REPRESENT YOUR FUND'S OR BUYING FUND'S PROJECTED OR ACTUAL PERFORMANCE.

     THE ACTUAL EXPENSES ATTRIBUTABLE TO EACH CLASS OF A FUND'S SHARES WILL DEPEND UPON, AMONG OTHER THINGS, THE LEVEL OF AVERAGE NET ASSETS AND THE EXTENT TO WHICH A FUND INCURS VARIABLE EXPENSES, SUCH AS TRANSFER AGENCY COSTS.

                                   EXHIBIT D

          SHARES OUTSTANDING OF EACH CLASS OF YOUR FUND ON RECORD DATE

     As of December 2, 2005, there were the following number of shares outstanding of each class of your Fund:

YOUR FUND
---------
Class A Shares:                                               8,223,615.53
Class B Shares:                                               6,286,932.80
Class C Shares:                                               2,297,506.14
Class R Shares:                                                 157,713.50
Institutional Class Shares:                                       1,084.60

                                   EXHIBIT E

                        OWNERSHIP OF SHARES OF YOUR FUND

SIGNIFICANT HOLDERS

     Listed below is the name, address and percent ownership of each person who, as of December 2, 2005, to the best knowledge of Trust owned 5% or more of any class of the outstanding shares of your Fund. A shareholder who owns beneficially 25% or more of the outstanding securities of your Fund is presumed to "control" the fund as defined in the 1940 Act. Such control may affect the voting rights of other shareholders.

AIM MID CAP GROWTH FUND

                                                       CLASS OF          NUMBER OF     PERCENT OWNED
NAME AND ADDRESS                                        SHARES          SHARES OWNED    OF RECORD*
----------------                                  -------------------   ------------   -------------
Merrill Lynch Pierce Fenner & Smith.............        Class A          540,082.73        6.57%
  FBO The Sole Benefit of Customers
  Attn: Fund Administration
  4800 Deer Lake Dr. East 2nd Floor
  Jacksonville, FL 32246-6484
Merrill Lynch Pierce Fenner & Smith.............        Class B          430,049.58        6.84%
  FBO The Sole Benefit of Customers
  Attn: Fund Administration
  4800 Deer Lake Dr. East 2nd Floor
  Jacksonville, FL 32246-6484
Merrill Lynch Pierce Fenner & Smith.............        Class C          320,426.55       13.95%
  FBO The Sole Benefit of Customers
  Attn: Fund Administration
  4800 Deer Lake Dr. East 2nd Floor
  Jacksonville, FL 32246-6484
MG Trust Co Cust................................        Class R           20,651.96       13.09%
  Standard Tool & Die Inc.
  Employees 401K Pln
  700 17th St. Ste. 300
  Denver, CO 80202-3531
Mitra & Co. ....................................        Class R           18,057.62       11.45%
  Attn: Exp Mutual Funds
  11270 W. Park Pl. Ste. 400
  Milwaukee, WI 53224-3638
AMVESCAP National Trust Co. FBO.................        Class R           12,308.28        7.80%
  West Boylston Insurance Agency
  Inc. 401(K) Plan
  P.O. Box 105779
  Atlanta, GA 30348-5779
MG Trust Co Cust................................        Class R            8,886.83        5.63%
  Sandberg Gonzalez & Creeden PC
  700 17th St. Ste. 300
  Denver, CO 80202-3531
AIM Advisors, Inc...............................  Institutional Class      1,084.60      100.00%
  Attn: Corporate Controller
  11 E Greenway Plz. Ste. 1919
  Houston, TX 77046-1103

---------------

* Trust has no knowledge of whether all or any portion of the shares owned of record are also owned beneficially.

SECURITY OWNERSHIP OF MANAGEMENT AND TRUSTEES

     To the best of the knowledge of Trust, the ownership of shares of your Fund by executive officers and trustees of Trust as a group constituted less than 1% of the outstanding shares of each class of such fund as of December 2, 2005.

                                   EXHIBIT F

                       OWNERSHIP OF SHARES OF BUYING FUND

SIGNIFICANT HOLDERS

     Listed below is the name, address and percent ownership of each person who, as of December 2, 2005, to the best knowledge of Buyer owned 5% or more of any class of the outstanding shares of Buying Fund. A shareholder who owns beneficially 25% or more of the outstanding securities of Buying Fund is presumed to "control" Buying Fund as defined in the 1940 Act. Such control may affect the voting rights of other shareholders.

AIM DYNAMICS FUND

                                                       CLASS OF          NUMBER OF     PERCENT OWNED
NAME AND ADDRESS                                        SHARES          SHARES OWNED    OF RECORD*
----------------                                  -------------------   ------------   -------------

Transamerica Life Ins & Annuity Co..............        Class A           311,024.90       17.14%
  Attn: Daisy Lo
  Retirement Services-Separate Acct
  P.O. Box 30368
  Los Angeles, CA 90030-0368

Saxon & Co......................................        Class A           296,089.77       16.32%
  P.O. Box 7780-1888
  Philadelphia, PA 19182-0001

Charles Schwab & Co Inc.........................        Class A           203,633.89       11.22%
  Special Custody Acct For The
  Exclusive Benefit of Customers
  Attn: Mutual Funds
  101 Montgomery St.
  San Francisco, CA 94104-4122

Merrill Lynch...................................        Class A           162,844.40        8.97%
  FBO The Sole Benefit of Customers
  Attn: Fund Administration
  4800 Deer Lake Drive East, 2nd Floor
  Jacksonville, FL 32246-6484

Merrill Lynch...................................        Class B            25,638.59       11.59%
  FBO The Sole Benefit of Customers
  Attn: Fund Administration
  4800 Deer Lake Drive East, 2nd Floor
  Jacksonville, FL 32246-6484

Morgan Stanley DW...............................        Class B            16,422.62        7.43%
  Attn: Mutual Fund Operations
  3 Harborside Pl Fl. 6
  Jersey City, NJ 07311-3907

AIM Advisors, Inc...............................        Class R               583.77      100.00%
  Attn: Corporate Controller
  11 E Greenway Plz Ste. 1919
  Houston, TX 77046-1103

Charles Schwab & Co Inc.........................    Investor Class      9,984,393.29       10.10%
  Special Custody Acct for The
  Exclusive Benefit of Customers
  Attn: Mutual Funds
  101 Montgomery St.
  San Francisco, CA 94104-4122

                                                       CLASS OF          NUMBER OF     PERCENT OWNED
NAME AND ADDRESS                                        SHARES          SHARES OWNED    OF RECORD*
----------------                                  -------------------   ------------   -------------
Nationwide Life Insurance Co....................    Investor Class      6,312,523.64        6.39%
  IPO Portfolio Accounting
  P.O. Box 182029
  Columbus, OH 43218-2029

AMVESCAP Natl Trust Co..........................  Institutional Class   1,041,241.63       41.29%
  FBO AMVESCAP 401(K) Plan
  P.O. Box 105779
  Atlanta, GA 30348-5779

AIM Growth Allocation Fund......................  Institutional Class     633,154.91       25.11%
  Omnibus Account
  C/O AIM Advisors
  11 E Greenway Plz Ste. 100
  Houston, TX 77046-1113

AMVESCAP National Trust Company.................  Institutional Class     374,531.24       14.85%
  FBO AMVESCAP Money Purchase Plan
  P.O. Box 105779
  Atlanta, GA 30348-5779

FIIOC Agent.....................................  Institutional Class     319,192.24       12.66%
  Employee Benefit Plans
  100 Magellan Way Kwic
  Covington, KY 41015-1987

AIM Moderate Growth Allocation Fund.............  Institutional Class     145,234.61        5.76%
  Omnibus Account
  C/O AIM Advisors
  11 Greenway Plz Ste. 100
  Houston, TX 77046-1113

---------------

* Buyer has no knowledge of whether all or any portion of the shares owned of record are also owned beneficially.

SECURITY OWNERSHIP OF MANAGEMENT AND TRUSTEES

     To the best of the knowledge of Buyer, the ownership of shares of Buying Fund by executive officers and trustees of Buyer as a group constituted less than 1% of the outstanding shares of each class of such fund as of December 2, 2005.

                                                                      APPENDIX I

                                   AGREEMENT
                                      AND
                             PLAN OF REORGANIZATION
                                      FOR
                            AIM MID CAP GROWTH FUND,
                            A SEPARATE PORTFOLIO OF
                                AIM EQUITY FUNDS
                               NOVEMBER 14, 2005

                               TABLE OF CONTENTS

                                                                                       PAGE
                                                                                       ----
ARTICLE 1 DEFINITIONS................................................................   A-1
  SECTION 1.1.           Definitions.................................................   A-1

ARTICLE 2 TRANSFER OF ASSETS.........................................................   A-4
  SECTION 2.1.           Reorganization of Selling Fund..............................   A-4
  SECTION 2.2.           Computation of Net Asset Value..............................   A-4
  SECTION 2.3.           Valuation Date..............................................   A-4
  SECTION 2.4.           Delivery....................................................   A-4
  SECTION 2.5.           Termination of Series and Redemption of Selling Fund
                         Shares......................................................   A-5
  SECTION 2.6.           Issuance of Buying Fund Shares..............................   A-5
  SECTION 2.7.           Investment Securities.......................................   A-5
  SECTION 2.8.           Liabilities.................................................   A-5

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF SELLER...................................   A-5
  SECTION 3.1.           Organization; Authority.....................................   A-5
  SECTION 3.2.           Registration and Regulation of Seller.......................   A-5
  SECTION 3.3.           Financial Statements........................................   A-6
  SECTION 3.4.           No Material Adverse Changes; Contingent Liabilities.........   A-6
  SECTION 3.5.           Selling Fund Shares; Business Operations....................   A-6
  SECTION 3.6.           Accountants.................................................   A-7
  SECTION 3.7.           Binding Obligation..........................................   A-7
  SECTION 3.8.           No Breaches or Defaults.....................................   A-7
  SECTION 3.9.           Authorizations or Consents..................................   A-7
  SECTION 3.10.          Permits.....................................................   A-7
  SECTION 3.11.          No Actions, Suits or Proceedings............................   A-7
  SECTION 3.12.          Contracts...................................................   A-8
  SECTION 3.13.          Properties and Assets.......................................   A-8
  SECTION 3.14.          Taxes.......................................................   A-8
  SECTION 3.15.          Benefit and Employment Obligations..........................   A-8
  SECTION 3.16.          Brokers.....................................................   A-9
  SECTION 3.17.          Voting Requirements.........................................   A-9
  SECTION 3.18.          State Takeover Statutes.....................................   A-9
  SECTION 3.19.          Books and Records...........................................   A-9
  SECTION 3.20.          Prospectus and Statement of Additional Information..........   A-9
  SECTION 3.21.          No Distribution.............................................   A-9
  SECTION 3.22.          Liabilities of Selling Fund.................................   A-9
  SECTION 3.23.          Value of Shares.............................................   A-9
  SECTION 3.24.          Shareholder Expenses........................................   A-9
  SECTION 3.25.          Intercompany Indebtedness; Consideration....................   A-9

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF BUYER....................................   A-9
  SECTION 4.1.           Organization; Authority.....................................   A-9
  SECTION 4.2.           Registration and Regulation of Buyer........................   A-9
  SECTION 4.3.           Financial Statements........................................  A-10
  SECTION 4.4.           No Material Adverse Changes; Contingent Liabilities.........  A-10
  SECTION 4.5.           Registration of Buying Fund Shares..........................  A-10
  SECTION 4.6.           Accountants.................................................  A-11
  SECTION 4.7.           Binding Obligation..........................................  A-11

                                                                                       PAGE
                                                                                       ----
  SECTION 4.8.           No Breaches or Defaults.....................................    11
  SECTION 4.9.           Authorizations or Consents..................................    11
  SECTION 4.10.          Permits.....................................................    11
  SECTION 4.11.          No Actions, Suits or Proceedings............................    11
  SECTION 4.12.          Taxes.......................................................    12
  SECTION 4.13.          Brokers.....................................................    12
  SECTION 4.14.          Representations Concerning the Reorganization...............    12
  SECTION 4.15.          Prospectus and Statement of Additional Information..........    13
  SECTION 4.16.          Value of Shares.............................................    13
  SECTION 4.17.          Intercompany Indebtedness; Consideration....................    13

ARTICLE 5 COVENANTS..................................................................    13
  SECTION 5.1.           Conduct of Business.........................................    13
  SECTION 5.2.           Expenses....................................................    13
  SECTION 5.3.           Further Assurances..........................................    13
  SECTION 5.4.           Notice of Events............................................    13
  SECTION 5.5.           Consents, Approvals and Filings.............................    14
  SECTION 5.6.           Submission of Agreement to Shareholders.....................    14

ARTICLE 6 CONDITIONS PRECEDENT TO THE REORGANIZATION.................................    14
  SECTION 6.1.           Conditions Precedent of Buyer...............................    14
  SECTION 6.2.           Mutual Conditions...........................................    15
  SECTION 6.3.           Conditions Precedent of Seller..............................    15

ARTICLE 7 TERMINATION OF AGREEMENT...................................................    16
  SECTION 7.1.           Termination.................................................    16
  SECTION 7.2.           Survival After Termination..................................    16

ARTICLE 8 MISCELLANEOUS..............................................................    16
  SECTION 8.1.           Survival of Representations, Warranties and Covenants.......    16
  SECTION 8.2.           Governing Law...............................................    16
  SECTION 8.3.           Binding Effect, Persons Benefiting, No Assignment...........    16
  SECTION 8.4.           Obligations of Buyer and Seller.............................    16
  SECTION 8.5.           Amendments..................................................    17
  SECTION 8.6.           Enforcement.................................................    17
  SECTION 8.7.           Interpretation..............................................    17
  SECTION 8.8.           Counterparts................................................    17
  SECTION 8.9.           Entire Agreement; Exhibits and Schedules....................    17
  SECTION 8.10.          Notices.....................................................    18
  SECTION 8.11.          Representations by Investment Adviser.......................    18
  SECTION 8.12.          Successors and Assigns; Assignment..........................    18

EXHIBIT A
                  Excluded Liabilities of Selling Fund........................
SCHEDULE 2.1
                  Classes of Shares of Selling Fund and Corresponding Classes
                  of Shares of Buying Fund....................................
SCHEDULE 3.4
                  Certain Contingent Liabilities of Selling Fund..............
SCHEDULE 4.4
                  Certain Contingent Liabilities of Buying Fund...............
SCHEDULE 4.5(a)
                  Classes of Shares of Buying Fund............................
SCHEDULE 4.14(b)
                  Permitted Reorganizations of Funds..........................
SCHEDULE 6.2(f)
                  Tax Opinions................................................

                      AGREEMENT AND PLAN OF REORGANIZATION

     AGREEMENT AND PLAN OF REORGANIZATION, dated as of November 14, 2005 (this "Agreement"), by and among AIM Equity Funds, a Delaware statutory trust ("Seller"), acting on behalf of AIM Mid Cap Growth Fund ("Selling Fund"), a separate series of Seller, AIM Stock Funds, a Delaware statutory trust ("Buyer"), acting on behalf of AIM Dynamics Fund ("Buying Fund"), a separate series of Buyer, and A I M Advisors, Inc., a Delaware corporation.

                                   WITNESSETH

     WHEREAS, Seller is a management investment company registered with the SEC (as defined below) under the Investment Company Act (as defined below) that offers separate series of its shares representing interests in its investment portfolios, including Selling Fund, for sale to the public; and

     WHEREAS, Buyer is a management investment company registered with the SEC under the Investment Company Act that offers separate series of its shares representing interests in investment portfolios, including Buying Fund, for sale to the public; and

     WHEREAS, Seller desires to provide for the reorganization of Selling Fund through the transfer of all of its assets to Buying Fund in exchange for the assumption by Buying Fund of all of the Liabilities (as defined below) of Selling Fund and the issuance by Buyer of shares of Buying Fund in the manner set forth in this Agreement; and

     WHEREAS, the Investment Adviser (as defined below) serves as the investment advisor to both Buying Fund and Selling Fund and is making certain representations, warranties and agreements set forth in this Agreement;

     WHEREAS, this Agreement is intended to be and is adopted by the parties hereto as a Plan of Reorganization within the meaning of the regulations under
Section 368(a) of the Code (as defined below).

     NOW, THEREFORE, in consideration of the foregoing premises and the agreements and undertakings contained in this Agreement, Seller and Buyer agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     SECTION 1.1. Definitions. For all purposes in this Agreement, the following terms shall have the respective meanings set forth in this Section 1.1 (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):

          "Advisers Act" means the Investment Advisers Act of 1940, as amended, and all rules and regulations of the SEC adopted pursuant thereto.

          "Affiliated Person" means an affiliated person as defined in Section 2(a)(3) of the Investment Company Act.

          "Agreement" means this Agreement and Plan of Reorganization, together with all exhibits and schedules attached hereto and all amendments hereto and thereof.

          "Applicable Law" means the applicable laws of the state of Delaware and shall include the Delaware Statutory Trust Act.

          "Benefit Plan" means any material "employee benefit plan" (as defined in Section 3(3) of ERISA) and any material bonus, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, vacation, retirement, profit sharing, welfare plans or other plan, arrangement or understanding maintained or contributed to by Seller on behalf of Selling Fund, or otherwise providing benefits to any current or former employee, officer or director/trustee of Seller.

          "Buyer" means AIM Stock Funds, a Delaware statutory trust.

          "Buyer Counsel" means Ballard Spahr Andrews & Ingersoll, LLP.

          "Buyer Custodian" means State Street Bank and Trust Company acting in its capacity as custodian for the assets of Buying Fund.

          "Buyer Registration Statement" means the registration statement on Form N-1A of Buyer, as amended, 1940 Act Registration No. 811-1474.

          "Buying Fund" means AIM Dynamics Fund, a separate series of Buyer.

          "Buying Fund Auditors" means PricewaterhouseCoopers LLP.

          "Buying Fund Financial Statements" means the audited financial statements of Buying Fund for the fiscal year ended July 31, 2005.

          "Buying Fund Shares" means shares of each class of Buying Fund issued pursuant to Section 2.6 of this Agreement.

          "Closing" means the transfer of the assets of Selling Fund to Buying Fund, the assumption of all of Selling Fund's Liabilities by Buying Fund and the issuance of Buying Fund Shares directly to Selling Fund Shareholders as described in Section 2.1 of this Agreement.

          "Closing Date" means March 27, 2006, or such other date as the parties may mutually agree upon.

          "Code" means the Internal Revenue Code of 1986, as amended, and all rules and regulations adopted pursuant thereto.

          "Corresponding" means, when used with respect to a class of shares of Selling Fund or Buying Fund, the classes of their shares set forth opposite each other on Schedule 2.1.

          "Effective Time" means 8:00 a.m. Eastern Time on the Closing Date.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all rules or regulations adopted pursuant thereto.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all rules and regulations adopted pursuant thereto.

          "Governing Documents" means the organic documents which govern the business and operations of each of Buyer and Seller and shall include, as applicable, Amended and Restated Agreement and Declaration of Trust, Amended and Restated Bylaws and Bylaws.

          "Governmental Authority" means any foreign, United States or state government, government agency, department, board, commission (including the SEC) or instrumentality, and any court, tribunal or arbitrator of competent jurisdiction, and any governmental or non-governmental self-regulatory organization, agency or authority (including the NASD Regulation, Inc., the Commodity Futures Trading Commission, the National Futures Association, the Investment Management Regulatory Organization Limited and the Office of Fair Trading).

          "Investment Adviser" means A I M Advisors, Inc.

          "Investment Company Act" means the Investment Company Act of 1940, as amended, and all rules and regulations adopted pursuant thereto.

          "Liabilities" means all of the liabilities of any kind of Selling Fund, including without limitation all liabilities included in the calculation of the net asset value per share of each class of Selling Fund Shares on the Closing Date, but not including the excluded liabilities set forth on Exhibit A.

          "Lien" means any pledge, lien, security interest, charge, claim or encumbrance of any kind.

          "Material Adverse Effect" means an effect that would cause a change in the condition (financial or otherwise), properties, assets or prospects of an entity having an adverse monetary effect in an amount equal to or greater than $50,000.

          "NYSE" means the New York Stock Exchange.

          "Permits" shall have the meaning set forth in Section 3.10 of this Agreement.

          "Person" means an individual or a corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

          "Reorganization" means the acquisition of the assets of Selling Fund by Buying Fund in consideration of the assumption by Buying Fund of all of the Liabilities of Selling Fund and the issuance by Buyer of Buying Fund Shares directly to Selling Fund Shareholders as described in this Agreement, and the termination of Selling Fund's status as a designated series of shares of Seller.

          "Required Shareholder Vote" means, if a quorum is present, the affirmative vote of a majority of the shares cast at the Shareholders Meeting.

          "Return" means any return, report or form or any attachment thereto required to be filed with any taxing authority.

          "SEC" means the United States Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations adopted pursuant thereto.

          "Seller" means AIM Equity Funds, a Delaware statutory trust.

          "Seller Custodian" means State Street Bank and Trust acting in its capacity as custodian for the assets of Selling Fund.

          "Seller Registration Statement" means the registration statement on Form N-1A of Seller, as amended, 1940 Act Registration No. 811-1424.

          "Selling Fund" means AIM Mid Cap Growth Fund, a separate series of Seller.

          "Selling Fund Auditors" means Ernst & Young LLP for the fiscal year ended October 31, 2004, and PricewaterhouseCoopers LLP for the periods subsequent to October 31, 2004.

          "Selling Fund Financial Statements" means the audited financial statements of Selling Fund for the fiscal year ended October 31, 2004 and the Selling Fund Semiannual Report to Shareholders dated April 30, 2005.

          "Selling Fund Shareholders" means the holders of record of the outstanding shares of each class of Selling Fund as of the close of regular trading on the NYSE on the Valuation Date.

          "Selling Fund Shares" means the outstanding shares of each class of Selling Fund.

          "Shareholders Meeting" means a meeting of the shareholders of Selling Fund convened in accordance with Applicable Law and the Governing Documents of Seller to consider and vote upon the approval of this Agreement.

          "Tax" means any tax or similar governmental charge, impost or levy (including income taxes (including alternative minimum tax and estimated tax), franchise taxes, transfer taxes or fees, sales taxes, use taxes, gross receipts taxes, value added taxes, employment taxes, excise taxes, ad valorem taxes, property taxes, withholding taxes, payroll taxes, minimum taxes, or windfall profit taxes), together with any related penalties, fines, additions to tax or interest, imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof.

          "Termination Date" means September 30, 2006, or such later date as the parties may mutually agree upon.

          "Treasury Regulations" means the Federal income tax regulations adopted pursuant to the Code.

          "Trustee Benefit Plans" means the Deferred Compensation Agreement for the Directors/Trustees of the AIM Funds, the AIM Funds Retirement Plan for Eligible Directors/Trustees, the Deferred Fee Agreement, the INVESCO Funds Retirement Plan for Independent Directors and the Deferred Retirement Plan Account Agreement.

          "Valuation Date" shall have the meaning set forth in Section 2.2 of this Agreement.

                                   ARTICLE 2

                               TRANSFER OF ASSETS

     SECTION 2.1. Reorganization of Selling Fund. At the Effective Time, all of the assets of Selling Fund shall be delivered to Buyer Custodian for the account of Buying Fund in exchange for the assumption by Buying Fund of all of the Liabilities of Selling Fund and delivery by Buyer directly to the holders of record as of the Effective Time of the issued and outstanding shares of each class of Selling Fund of a number of shares of each corresponding class of Buying Fund, as set forth on Schedule 2.1 (including, if applicable, fractional shares rounded to the nearest thousandth), having an aggregate net asset value equal to the value of the net assets of Selling Fund so transferred, assigned and delivered, all determined and adjusted as provided in Section 2.2 below. Upon delivery of such assets, Buying Fund will receive good and marketable title to such assets free and clear of all Liens.

     SECTION 2.2.  Computation of Net Asset Value.

     (a) The net asset value per share of each class of Buying Fund Shares, and the value of the assets and the amount of the Liabilities of Selling Fund, shall, in each case, be determined as of the close of regular trading on the NYSE on the business day next preceding the Closing Date (the "Valuation Date").

     (b) The net asset value per share of each class of Buying Fund Shares shall be computed in accordance with the policies and procedures of Buying Fund as described in the Buyer Registration Statement.

     (c) The value of the assets and the amount of the Liabilities of Selling Fund to be transferred to Buying Fund pursuant to this Agreement shall be computed in accordance with the policies and procedures of Selling Fund as described in the Seller Registration Statement.

     (d) Subject to Sections 2.2(b) and (c) above, all computations of value regarding the assets and Liabilities of Selling Fund and the net asset value per share of each class of Buying Fund Shares to be issued pursuant to this Agreement shall be made by agreement of Seller and Buyer. The parties agree to use commercially reasonable efforts to resolve any material pricing differences between the prices of portfolio securities determined in accordance with their respective pricing policies and procedures.

     SECTION 2.3. Valuation Date. The share transfer books of Selling Fund will be permanently closed as of the close of business on the Valuation Date and only requests for the redemption of shares of Selling Fund received in proper form prior to the close of regular trading on the NYSE on the Valuation Date shall be accepted by Selling Fund. Redemption requests thereafter received by Selling Fund shall be deemed to be redemption requests for Buying Fund Shares of the corresponding class (assuming that the transactions contemplated by this Agreement have been consummated), to be distributed to Selling Fund Shareholders under this Agreement.

     SECTION 2.4.  Delivery.

     (a) No later than three (3) business days preceding the Closing Date, Seller shall instruct Seller Custodian to transfer all assets held by Selling Fund to the account of Buying Fund maintained at Buyer Custodian. Such assets shall be delivered by Seller to Buyer Custodian on the Closing Date. The assets so delivered shall be duly endorsed in proper form for transfer in such condition as to constitute a good delivery thereof, in accordance with the custom of brokers, and shall be accompanied by all necessary state stock transfer stamps, if any, or a check for the appropriate purchase price thereof. Cash held by Selling Fund shall be delivered on the Closing Date and shall be in the form of currency or wire transfer in Federal funds, payable to the order of the account of Buying Fund at Buyer Custodian.

     (b) If, on the Closing Date, Selling Fund is unable to make delivery in the manner contemplated by Section 2.4(a) of securities held by Selling Fund for the reason that any of such securities purchased prior to the Closing Date have not yet been delivered to Selling Fund or its broker, then Buyer shall waive the delivery requirements of Section 2.4(a) with respect to said undelivered securities if Selling Fund has delivered to Buyer Custodian by or on the Closing Date, and with respect to said undelivered securities, executed copies of an agreement of assignment and escrow and due bills executed on behalf of said broker or brokers, together with such other documents as may be required by Buyer or Buyer Custodian, including brokers' confirmation slips.

     SECTION 2.5.  Termination of Series and Redemption of Selling Fund
Shares. Following receipt of the Required Shareholder Vote and as soon as reasonably practicable after the Closing, the status of Selling Fund as a designated series of Seller shall be terminated and Seller shall redeem the outstanding shares of Selling Fund from Selling Fund Shareholders in accordance with its Governing Documents and all issued and outstanding shares of Selling Fund shall thereupon be canceled on the books of Seller.

     SECTION 2.6. Issuance of Buying Fund Shares. At the Effective Time, Selling Fund Shareholders holding shares of a class of Selling Fund shall be issued that number of full and fractional shares of the corresponding class of Buying Fund having a net asset value equal to the net asset value of such shares of such class of Selling Fund held by Selling Fund Shareholders on the Valuation Date in accordance with Sections 2.1 and 2.2. Seller shall provide instructions to the transfer agent of Buyer with respect to the shares of each class of Buying Fund to be issued to Selling Fund Shareholders. Buyer shall have no obligation to inquire as to the validity, propriety or correctness of any such instruction, but shall, in each case, assume that such instruction is valid, proper and correct. Buyer shall record on its books the ownership of the shares of each class of Buying Fund by Selling Fund Shareholders and shall forward a confirmation of such ownership to Selling Fund Shareholders. No redemption or repurchase of such shares credited to former Selling Fund Shareholders in respect of Selling Fund Shares represented by unsurrendered share certificates shall be permitted until such certificates have been surrendered to Buyer for cancellation, or if such certificates are lost or misplaced, until lost certificate affidavits have been executed and delivered to Buyer.

     SECTION 2.7. Investment Securities. On or prior to the Valuation Date, Seller shall deliver a list setting forth the securities Selling Fund then owned together with the respective Federal income tax bases thereof and holding periods therefor. Seller shall provide to Buyer on or before the Valuation Date detailed tax basis accounting records for each security to be transferred to it pursuant to this Agreement. Such records shall be prepared in accordance with the requirements for specific identification tax lot accounting and clearly reflect the bases used for determination of gain and loss realized on the sale of any security transferred to Buying Fund hereunder. Such records shall be made available by Seller prior to the Valuation Date for inspection by the Treasurer (or his or her designee) or Buying Fund Auditors upon reasonable request.

     SECTION 2.8. Liabilities. Selling Fund shall use reasonable best efforts to discharge all of its known liabilities, so far as may be possible, prior to the Closing Date.

                                   ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller, on behalf of Selling Fund, represents and warrants to Buyer as follows:

     SECTION 3.1. Organization; Authority. Seller is duly organized, validly existing and in good standing under Applicable Law, with all requisite trust power and authority to enter into this Agreement and perform its obligations hereunder.

     SECTION 3.2. Registration and Regulation of Seller. Seller is duly registered with the SEC as an investment company under the Investment Company Act and all Selling Fund Shares which have been or are being offered for sale have been duly registered under the Securities Act and have been duly registered, qualified or are exempt from registration or qualification under the securities laws of each state or other jurisdiction in which such shares have been or are being offered for sale, and no action has been taken by Seller to revoke or rescind any such registration or qualification. Selling Fund is in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, the Investment Company Act, the Securities Act, the Exchange Act and all applicable state securities laws. Selling Fund is in compliance in all material respects with the investment policies and restrictions applicable to it set forth in the Seller Registration Statement. The value of the net assets of Selling Fund is determined using portfolio valuation methods that comply in all material respects with the requirements of the Investment Company Act and the policies of Selling Fund and all purchases and redemptions of Selling Fund Shares have been effected at the net asset value per share calculated in such manner.

     SECTION 3.3. Financial Statements. The books of account and related records of Selling Fund fairly reflect in reasonable detail its assets, liabilities and transactions in accordance with generally accepted accounting principles applied on a consistent basis. The Selling Fund Financial Statements previously delivered to Buyer present fairly in all material respects the financial position of Selling Fund as of the dates indicated and the results of operations and changes in net assets for the periods then ended in accordance with generally accepted accounting principles applied on a consistent basis for the periods then ended.

     SECTION 3.4. No Material Adverse Changes; Contingent Liabilities. Since the date of the Selling Fund Financial Statements, no material adverse change has occurred in the financial condition, results of operations, business, assets or liabilities of Selling Fund or the status of Selling Fund as a regulated investment company under the Code, other than changes resulting from any change in general conditions in the financial or securities markets or the performance of any investments made by Selling Fund or occurring in the ordinary course of business of Selling Fund or Seller. Except as set forth on Schedule 3.4, there are no contingent liabilities of Selling Fund not disclosed in the Selling Fund Financial Statements and no contingent liabilities of Selling Fund have arisen since the date of the most recent financial statements included in the Selling Fund Financial Statements.

     SECTION 3.5.  Selling Fund Shares; Business Operations.

     (a) Selling Fund Shares have been duly authorized and validly issued and are fully paid and non-assessable.

     (b) During the five-year period ending on the date of the Reorganization, neither Selling Fund nor any person related to Selling Fund (as defined in Section 1.368-1(e)(3) of the Treasury Regulations without regard to Section 1.368-1(e)(3)(i)(A)) will have directly or through any transaction, agreement, or arrangement with any other person, (i) acquired shares of Selling Fund for consideration other than shares of Selling Fund, except for shares redeemed in the ordinary course of Selling Fund's business as an open-end investment company as required by the Investment Company Act, or (ii) made distributions with respect to Selling Fund's shares, except for (a) distributions necessary to satisfy the requirements of Sections 852 and 4982 of the Code for qualification as a regulated investment company and avoidance of excise tax liability and (b) additional distributions, to the extent such additional distributions do not exceed 50 percent of the value (without giving effect to such distributions) of the proprietary interest in Selling Fund on the Effective Date.

     (c) At the time of its Reorganization, Selling Fund shall not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any Person could acquire Selling Fund Shares, except for the right of investors to acquire Selling Fund Shares at net asset value in the normal course of its business as a series of an open-end management investment company operating under the Investment Company Act.

     (d) Except for the Senior Officer Seller is required to employ pursuant to the Assurance of Discontinuance entered into by the Investment Adviser with the Attorney General of the State of New York on or about October 7, 2004, Seller does not have, and has not had during the six (6) months prior to the date of this Agreement, any employees, and shall not hire any employees from and after the date of this Agreement through the Closing Date.

     SECTION 3.6. Accountants. Selling Fund Auditors, which have reported upon the Selling Fund Financial Statements for the fiscal year ending October 31, 2004, are independent registered public accountants as required by the Securities Act and the Exchange Act.

     SECTION 3.7. Binding Obligation. This Agreement has been duly authorized, executed and delivered by Seller on behalf of Selling Fund and, assuming this Agreement has been duly executed and delivered by Buyer and approved by the shareholders of Selling Fund, constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms from and with respect to the revenues and assets of Selling Fund, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors rights generally, or by general equity principles (whether applied in a court of law or a court of equity and including limitations on the availability of specific performance or other equitable remedies).

     SECTION 3.8. No Breaches or Defaults. The execution and delivery of this Agreement by Seller on behalf of Selling Fund and performance by Seller of its obligations hereunder has been duly authorized by all necessary trust action on the part of Seller, other than approval by the shareholders of Selling Fund, and
(i) do not, and on the Closing Date will not, result in any violation of the Governing Documents of Seller and (ii) do not, and on the Closing Date will not, result in a breach of any of the terms or provisions of, or constitute (with or without the giving of notice or the lapse of time or both) a default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation or imposition of any Lien upon any property or assets of Selling Fund (except for such breaches or defaults or Liens that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect) under (A) any indenture, mortgage or loan agreement or any other material agreement or instrument to which Seller is a party or by which it may be bound and which relates to the assets of Selling Fund or to which any property of Selling Fund may be subject; (B) any Permit (as defined below); or (C) any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over Seller or any property of Selling Fund. Seller is not under the jurisdiction of a court in a proceeding under Title 11 of the United States Code or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     SECTION 3.9. Authorizations or Consents. Other than those which shall have been obtained or made on or prior to the Closing Date and those that must be made after the Closing Date to comply with Section 2.5 of this Agreement, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required to be obtained or made by Seller in connection with the due execution and delivery by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby.

     SECTION 3.10. Permits. Except for the absence of, or default under, Permits (as defined below) that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, Seller has in full force and effect all approvals, consents, authorizations, certificates, filings, franchises, licenses, notices, permits and rights of Governmental Authorities (collectively, "Permits") necessary for it to conduct its business as presently conducted as it relates to Selling Fund. To the knowledge of Seller there are no proceedings relating to the suspension, revocation or modification of any Permit, except for such that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     SECTION 3.11.  No Actions, Suits or Proceedings.

     (a) There is no pending action, suit or proceeding, nor, to the knowledge of Seller, has any litigation been overtly threatened in writing or, if probable of assertion, orally, against Seller before any Governmental Authority which questions the validity or legality of this Agreement or of the actions contemplated hereby or which seeks to prevent the consummation of the transactions contemplated hereby, including the Reorganization.

     (b) There are no judicial, administrative or arbitration actions, suits, or proceedings instituted or pending or, to the knowledge of Seller, threatened in writing or, if probable of assertion, orally, against Seller affecting any property, asset, interest or right of Selling Fund, that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Selling Fund. There are not in existence on the date hereof any plea agreements, judgments, injunctions, consents, decrees, exceptions or orders that were entered by, filed with or issued by any Governmental Authority relating to Seller's conduct of the business of Selling Fund affecting in any significant respect the conduct of such business. Seller is not, and has not been, to the knowledge of Seller, the target of any investigation by the SEC or any state securities administrator with respect to its conduct of the business of Selling Fund, other than as has been disclosed to Seller's Board of Trustees.

     SECTION 3.12. Contracts. Seller is not in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party and which involves or affects the assets of Selling Fund, by which the assets, business, or operations of Selling Fund may be bound or affected, or under which it or the assets, business or operations of Selling Fund receives benefits, and which default could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and, to the knowledge of Seller there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

     SECTION 3.13. Properties and Assets. Selling Fund has good and marketable title to all properties and assets reflected in the Selling Fund Financial Statements as owned by it, free and clear of all Liens, except as described in the Selling Fund Financial Statements.

     SECTION 3.14.  Taxes.

     (a) Selling Fund has elected to be a regulated investment company under Subchapter M of the Code and is a fund that is treated as a separate corporation under Section 851(g) of the Code. Since inception, Selling Fund has qualified for treatment as a regulated investment company for each taxable year that has ended prior to the Closing Date and will have satisfied the requirements of Part I of Subchapter M of the Code to maintain such qualification for the period beginning on the first day of its current taxable year and ending on the Closing Date. Selling Fund has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M of the Code did not apply to it. In order to (i) ensure continued qualification of Selling Fund for treatment as a "regulated investment company" for tax purposes and (ii) eliminate any tax liability of Selling Fund arising by reason of undistributed investment company taxable income or net capital gain, Seller will declare on or prior to the Valuation Date to the shareholders of Selling Fund a dividend or dividends that, together with all previous such dividends, shall have the effect of distributing
(A) all of Selling Fund's investment company taxable income (determined without regard to any deductions for dividends paid) for the taxable year ended October 31, 2005 and for the short taxable year beginning on November 1, 2005 and ending on the Closing Date and (B) all of Selling Fund's net capital gain recognized in its taxable year ended October 31, 2005 and in such short taxable year (after reduction for any capital loss carryover).

     (b) Selling Fund has timely filed all Returns required to be filed by it and all Taxes with respect thereto have been paid, except where the failure so to file or so to pay, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Adequate provision has been made in the Selling Fund Financial Statements for all Taxes in respect of all periods ended on or before the date of such financial statements, except where the failure to make such provisions would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No deficiencies for any Taxes have been proposed, assessed or asserted in writing by any taxing authority against Selling Fund, and no deficiency has been proposed, assessed or asserted, in writing, where such deficiency would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No waivers of the time to assess any such Taxes are outstanding nor are any written requests for such waivers pending and no Return of Selling Fund is currently being or has been audited with respect to income taxes or other Taxes by any Federal, state, local or foreign Tax authority.

     SECTION 3.15. Benefit and Employment Obligations. Except for any obligations under the Trustee Benefit Plans, Selling Fund has no obligation to provide any post-retirement or post-employment benefit to any Person, including but not limited to, under any Benefit Plan, and has no obligation to provide unfunded deferred compensation or other unfunded or self-funded benefits to any Person.

     SECTION 3.16. Brokers. No broker, finder or similar intermediary has acted for or on behalf of Seller in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with Seller or any action taken by it.

     SECTION 3.17. Voting Requirements. The Required Shareholder Vote is the only vote of the holders of any class of shares of Selling Fund necessary to approve this Agreement.

     SECTION 3.18. State Takeover Statutes. No state takeover statute or similar statute or regulation applies or purports to apply to this Agreement or any of the transactions contemplated by this Agreement.

     SECTION 3.19. Books and Records. The books and records of Seller relating to Selling Fund, reflecting, among other things, the purchase and sale of Selling Fund Shares, the number of issued and outstanding shares owned by each Selling Fund Shareholder and the state or other jurisdiction in which such shares were offered and sold, are complete and accurate in all material respects.

     SECTION 3.20. Prospectus and Statement of Additional Information. The current prospectus and statement of additional information for Selling Fund as of the date on which they were issued did not contain, and as supplemented by any supplement thereto dated prior to or on the Closing Date do not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     SECTION 3.21. No Distribution. Buying Fund Shares are not being acquired for the purpose of any distribution thereof, other than in accordance with the terms of this Agreement.

     SECTION 3.22. Liabilities of Selling Fund. The Liabilities of Selling Fund that are to be assumed by Buying Fund in connection with the Reorganization, or to which the assets of Selling Fund to be transferred in the Reorganization are subject, were incurred by Selling Fund in the ordinary course of its business. The fair market value of the assets of Selling Fund to be transferred to Buying Fund in the Reorganization will equal or exceed the sum of the Liabilities to be assumed by Buying Fund, plus the amount of Liabilities, if any, to which such transferred assets will be subject.

     SECTION 3.23. Value of Shares. The fair market value of the shares of each class of Buying Fund received by Selling Fund Shareholders in the Reorganization will be approximately equal, as of the Effective Time, to the fair market value of the shares of each corresponding class of Selling Fund to be constructively surrendered in exchange therefor.

     SECTION 3.24. Shareholder Expenses. Selling Fund Shareholders will pay their own expenses, if any, incurred in connection with the Reorganization.

     SECTION 3.25. Intercompany Indebtedness; Consideration. There is no intercompany indebtedness between Seller and Buyer that was issued or acquired, or will be settled, at a discount. No consideration other than Buying Fund Shares (and Buying Fund's assumption of Selling Fund's Liabilities, including for this purpose any liabilities to which the assets of Selling Fund are subject) will be given in exchange for the assets of Selling Fund acquired by Buying Fund in connection with the Reorganization.

                                   ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer, on behalf of Buying Fund, represents and warrants to Seller as follows:

     SECTION 4.1. Organization; Authority. Buyer is duly organized, validly existing and in good standing under Applicable Law, with all requisite corporate or trust power, as applicable, and authority to enter into this Agreement and perform its obligations hereunder.

     SECTION 4.2. Registration and Regulation of Buyer. Buyer is duly registered with the SEC as an investment company under the Investment Company Act. Buying Fund is in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, the Investment Company

Act, the Securities Act, the Exchange Act and all applicable state securities laws. Buying Fund is in compliance in all material respects with the applicable investment policies and restrictions set forth in the Buyer Registration Statement. The value of the net assets of Buying Fund is determined using portfolio valuation methods that comply in all material respects with the requirements of the Investment Company Act and the policies of Buying Fund and all purchases and redemptions of Buying Fund Shares have been effected at the net asset value per share calculated in such manner.

     SECTION 4.3. Financial Statements. The books of account and related records of Buying Fund fairly reflect in reasonable detail its assets, liabilities and transactions in accordance with generally accepted accounting principles applied on a consistent basis. The Buying Fund Financial Statements previously delivered to Seller present fairly in all material respects the financial position of Buying Fund as of the dates indicated and the results of operations and changes in net assets for the periods then ended in accordance with generally accepted accounting principles applied on a consistent basis for the periods then ended.

     SECTION 4.4. No Material Adverse Changes; Contingent Liabilities. Since the date of the Buying Fund Financial Statements, no material adverse change has occurred in the financial condition, results of operations, business, assets or liabilities of Buying Fund or the status of Buying Fund as a regulated investment company under the Code, other than changes resulting from any change in general conditions in the financial or securities markets or the performance of any investments made by Buying Fund or occurring in the ordinary course of business of Buying Fund or Buyer. There are no contingent liabilities of Buying Fund not disclosed in the Buying Fund Financial Statements which are required to be disclosed in accordance with generally accepted accounting principles. Except as set forth on Schedule 4.4, no contingent liabilities of Buying Fund have arisen since the date of the most recent financial statements included in the Buying Fund Financial Statements which are required to be disclosed in accordance with generally accepted accounting principles.

     SECTION 4.5.  Registration of Buying Fund Shares.

     (a) Buying Fund currently has those classes of shares that are set forth on
Schedule 4.5(a). Under its Governing Documents, Buyer is authorized to issue an unlimited number of shares of each such class.

     (b) Buying Fund Shares to be issued pursuant to Section 2.6 shall on the Closing Date be duly registered under the Securities Act by a Registration Statement on Form N-14 of Buyer then in effect.

     (c) Buying Fund Shares to be issued pursuant to Section 2.6 are duly authorized and on the Closing Date will be validly issued and fully paid and non-assessable and will conform to the description thereof contained in the Registration Statement on Form N-14 then in effect. At the time of its Reorganization, Buying Fund shall not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any Person could acquire shares of Buying Fund, except for the right of investors to acquire shares of Buying Fund at net asset value in the normal course of its business as a series of an open-end management investment company operating under the Investment Company Act.

     (d) The combined proxy statement/prospectus (the "Combined Proxy Statement/Prospectus"), which forms a part of Buyer's Registration Statement on Form N-14, shall be furnished to the shareholders of Selling Fund entitled to vote at the Shareholders Meeting in accordance with normal market practice for such transactions. The Combined Proxy Statement/Prospectus and related Statement of Additional Information of Buying Fund, when they become effective, shall conform in all material respects to the applicable requirements of the Securities Act and the Investment Company Act and shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

     (e) The shares of Buying Fund which have been or are being offered for sale (other than the Buying Fund Shares to be issued in connection with the Reorganization) have been duly registered under the Securities Act by the Buyer Registration Statement and have been duly registered, qualified or are exempt from registration or qualification under the securities laws of each state or other jurisdiction in which such shares have been or are being offered for sale, and no action has been taken by Buyer to revoke or rescind any such registration or qualification.

     SECTION 4.6. Accountants. Buying Fund Auditors, which have reported upon the Buying Fund Financial Statements for the fiscal year ending July 31, 2005, are independent registered public accountants as required by the Securities Act and the Exchange Act.

     SECTION 4.7. Binding Obligation. This Agreement has been duly authorized, executed and delivered by Buyer on behalf of Buying Fund and, assuming this Agreement has been duly executed and delivered by Seller, constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms from and with respect to the revenues and assets of Buying Fund, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally, or by general equity principles (whether applied in a court of law or a court of equity and including limitations on the availability of specific performance or other equitable remedies).

     SECTION 4.8. No Breaches or Defaults. The execution and delivery of this Agreement by Buyer on behalf of Buying Fund and performance by Buyer of its obligations hereunder have been duly authorized by all necessary trust action on the part of Buyer and (i) do not, and on the Closing Date will not, result in any violation of the Governing Documents of Buyer and (ii) do not, and on the Closing Date will not, result in a breach of any of the terms or provisions of, or constitute (with or without the giving of notice or the lapse of time or both) a default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation or imposition of any Lien upon any property or assets of Buying Fund (except for such breaches or defaults or Liens that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect) under (A) any indenture, mortgage or loan agreement or any other material agreement or instrument to which Buyer is a party or by which it may be bound and which relates to the assets of Buying Fund or to which any properties of Buying Fund may be subject; (B) any Permit; or (C) any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over Buyer or any property of Buying Fund. Buyer is not under the jurisdiction of a court in a proceeding under Title 11 of the United States Code or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     SECTION 4.9. Authorizations or Consents. Other than those which shall have been obtained or made on or prior to the Closing Date, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required to be obtained or made by Buyer in connection with the due execution and delivery by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby.

     SECTION 4.10. Permits. Except for the absence of, or default under, Permits that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, Buyer has in full force and effect all Permits necessary for it to conduct its business as presently conducted as it relates to Buying Fund. To the knowledge of Buyer there are no proceedings relating to the suspension, revocation or modification of any Permit, except for such that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     SECTION 4.11.  No Actions, Suits or Proceedings.

     (a) There is no pending action, suit or proceeding, nor, to the knowledge of Buyer, has any litigation been overtly threatened in writing or, if probable of assertion, orally, against Buyer before any Governmental Authority which questions the validity or legality of this Agreement or of the transactions contemplated hereby, or which seeks to prevent the consummation of the transactions contemplated hereby, including the Reorganization.

     (b) There are no judicial, administrative or arbitration actions, suits, or proceedings instituted or pending or, to the knowledge of Buyer, threatened in writing or, if probable of assertion, orally, against Buyer, affecting any property, asset, interest or right of Buying Fund, that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Buying Fund. There are not in existence on the date hereof any plea agreements, judgments, injunctions, consents, decrees, exceptions or orders that were entered by, filed with or issued by any Governmental Authority relating to Buyer's conduct of the business of Buying Fund affecting in any significant respect the conduct of such business. Buyer is not, and has not been, to the knowledge of Buyer, the target of any investigation by the SEC or any state securities administrator with respect to its conduct of the business of Buying Fund, other than as has been disclosed to Buyer's Board of Trustees.

     SECTION 4.12.  Taxes.

     (a) Buying Fund has elected to be a regulated investment company under Subchapter M of the Code and is a fund that is treated as a separate corporation under Section 851(g) of the Code. Since inception, Buying Fund has qualified for treatment as a regulated investment company for each taxable year that has ended prior to the Closing Date and will satisfy the requirements of Part I of Subchapter M of the Code to maintain such qualification for its current taxable year. Buying Fund has no earnings or profits accumulated in any taxable year in which the provisions of Subchapter M of the Code did not apply to it.

     (b) Buying Fund has timely filed all Returns required to be filed by it and all Taxes with respect thereto have been paid, except where the failure so to file or so to pay, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Adequate provision has been made in the Buying Fund Financial Statements for all Taxes in respect of all periods ending on or before the date of such financial statements, except where the failure to make such provisions would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No deficiencies for any Taxes have been proposed, assessed or asserted in writing by any taxing authority against Buying Fund, and no deficiency has been proposed, assessed or asserted, in writing, where such deficiency would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No waivers of the time to assess any such Taxes are outstanding nor are any written requests for such waivers pending and no Return of Buying Fund is currently being or has been audited with respect to income taxes or other Taxes by any Federal, state, local or foreign Tax authority.

     SECTION 4.13. Brokers. No broker, finder or similar intermediary has acted for or on behalf of Buyer in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with Buyer or any action taken by it.

     SECTION 4.14.  Representations Concerning the Reorganization.

     (a) There is no plan or intention by Buyer or any person related to Buyer to acquire or redeem any Buying Fund Shares issued in the Reorganization, except to the extent that Buying Fund is required by the Investment Company Act to redeem any of its shares presented for redemption at net asset value in the ordinary course of its business as an open-end, management investment company.

     (b) Buying Fund has no plan or intention to sell or otherwise dispose of any of the assets of Selling Fund acquired in the Reorganization, other than in the ordinary course of its business and to the extent necessary to maintain its status as a "regulated investment company" under the Code; provided, however, that this Section 4.14(b) shall not preclude any of the reorganizations of funds set forth on Schedule 4.14(b).

     (c) Following the Reorganization, Buying Fund will continue an "historic business" of Selling Fund or use a significant portion of Selling Fund's "historic business assets" in a business. For purposes of this representation, the terms "historic business" and "historic business assets" shall have the meanings ascribed to them in Section 1.368-1(d) of the Treasury Regulations; provided, however, that this Section 4.14(c) shall not preclude any of the reorganizations of funds set forth on Schedule 4.14(b).

     (d) Prior to or in the Reorganization, neither Buying Fund nor any person related to Buying Fund (for purposes of this paragraph as defined in Section 1.368-1(e)(3) of the Treasury Regulations) will have acquired directly or through any transaction, agreement or arrangement with any other person, shares of Selling Fund with consideration other than shares of Buying Fund. There is no plan or intention by Buying Fund to redeem, or by any person related to Buying Fund to acquire any of the Buying Fund Shares issued in the Reorganization either directly or through any transaction, agreement, or arrangement with any other person, other than redemptions in the ordinary course of Buying Fund's business as an open-end investment company as required by the Investment Company Act.

     SECTION 4.15. Prospectus and Statement of Additional Information. The current prospectus and statement of additional information for Buying Fund as of the date on which it was issued does not contain, and as supplemented by any supplement thereto dated prior to or on the Closing Date does not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     SECTION 4.16. Value of Shares. The fair market value of the shares of each class of Buying Fund received by Selling Fund Shareholders in the Reorganization will be approximately equal, as of the Effective Time, to the fair market value of the shares of each corresponding class of Selling Fund to be constructively surrendered in exchange therefor. The fair market value of the assets of Buying Fund will exceed the amount of its liabilities immediately after the exchange.

     SECTION 4.17. Intercompany Indebtedness; Consideration. There is no intercompany indebtedness between Seller and Buyer that was issued or acquired, or will be settled, at a discount. No consideration other than Buying Fund Shares (and Buying Fund's assumption of Selling Fund's Liabilities, including for this purpose any liabilities to which the assets of Selling Fund are subject) will be given in exchange for the assets of Selling Fund acquired by Buying Fund in connection with the Reorganization. The fair market value of the assets of Selling Fund transferred to Buying Fund in the Reorganization will equal or exceed the sum of the Liabilities assumed by Buying Fund, plus the amount of liabilities, if any, to which such transferred assets are subject.

                                   ARTICLE 5

                                   COVENANTS

     SECTION 5.1.  Conduct of Business.

     (a) From the date of this Agreement up to and including the Closing Date (or, if earlier, the date upon which this Agreement is terminated pursuant to Article 7), Seller shall conduct the business of Selling Fund only in the ordinary course and substantially in accordance with past practices, and shall use its reasonable best efforts to preserve intact its business organization and material assets and maintain the rights, franchises and business and customer relations necessary to conduct the business operations of Selling Fund in the ordinary course in all material respects; provided, however, that this Section 5.1(a) shall not preclude any of the reorganizations of funds set forth on
Schedule 4.14(b).

     (b) From the date of this Agreement up to and including the Closing Date (or, if earlier, the date upon which this Agreement is terminated pursuant to Article 7), Buyer shall conduct the business of Buying Fund only in the ordinary course and substantially in accordance with past practices, and shall use its reasonable best efforts to preserve intact its business organization and material assets and maintain the rights, franchises and business and customer relations necessary to conduct the business operations of Buying Fund in the ordinary course in all material respects; provided, however, that this Section 5.1(b) shall not preclude any of the reorganizations of funds set forth on
Schedule 4.14(b).

     SECTION 5.2. Expenses. Selling Fund and Buying Fund shall each bear their respective costs and expenses incurred in connection with this Plan and the Reorganization and other transactions contemplated hereby.

     SECTION 5.3. Further Assurances. Each of the parties hereto shall execute such documents and other papers and perform such further acts as may be reasonably required to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall, on or prior to the Closing Date, use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the Reorganization, including the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of the Reorganization.

     SECTION 5.4. Notice of Events. Buyer shall give prompt notice to Seller, and Seller shall give prompt notice to Buyer, of (a) the occurrence or non-occurrence of any event which to the knowledge of Buyer or to the knowledge of Seller would be likely to result in any of the conditions specified in (i) in the case of Seller,

Sections 6.1 and 6.2 or (ii) in the case of Buyer, Sections 6.2 and 6.3, not being satisfied so as to permit the consummation of the Reorganization and (b) any material failure on its part, or on the part of the other party hereto of which it has knowledge, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.5 shall not limit or otherwise affect the remedies available hereunder to any party.

     SECTION 5.5. Consents, Approvals and Filings. Each of Seller and Buyer shall make all necessary filings, as soon as reasonably practicable, including, without limitation, those required under the Securities Act, the Exchange Act, the Investment Company Act and the Advisers Act, in order to facilitate prompt consummation of the Reorganization and the other transactions contemplated by this Agreement. In addition, each of Seller and Buyer shall use its reasonable best efforts, and shall cooperate fully with each other (i) to comply as promptly as reasonably practicable with all requirements of Governmental Authorities applicable to the Reorganization and the other transactions contemplated herein and (ii) to obtain as promptly as reasonably practicable all necessary permits, orders or other consents of Governmental Authorities and consents of all third parties necessary for the consummation of the Reorganization and the other transactions contemplated herein. Each of Seller and Buyer shall use reasonable efforts to provide such information and communications.

     SECTION 5.6. Submission of Agreement to Shareholders. Seller shall take all action necessary in accordance with applicable law and its Governing Documents to convene the Shareholders Meeting. Seller shall, through its Board of Trustees, recommend to the shareholders of Selling Fund approval of this Agreement. Seller shall use its reasonable best efforts to hold a Shareholders Meeting as soon as practicable and advisable after the date hereof.

                                   ARTICLE 6

                   CONDITIONS PRECEDENT TO THE REORGANIZATION

     SECTION 6.1. Conditions Precedent of Buyer. The obligation of Buyer to consummate the Reorganization is subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, any one or more of which may be waived in writing by Buyer.

     (a) The representations and warranties of Seller on behalf of Selling Fund set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made as of the Closing Date.

     (b) Seller shall have complied with and satisfied in all material respects all agreements and conditions relating to Selling Fund set forth herein on its part to be performed or satisfied at or prior to the Closing Date.

     (c) Buyer shall have received at the Closing Date (i) a certificate, dated as of the Closing Date, from an officer of Seller, in such individual's capacity as an officer of Seller and not as an individual, to the effect that the conditions specified in Sections 6.1(a) and (b) have been satisfied and (ii) a certificate, dated as of the Closing Date, from the Secretary or Assistant Secretary (in such capacity) of Seller certifying as to the accuracy and completeness of the attached Governing Documents of Seller, and resolutions, consents and authorizations of or regarding Seller with respect to the execution and delivery of this Agreement and the transactions contemplated hereby.

     (d) The dividend or dividends described in the last sentence of Section 3.14(a) shall have been declared.

     (e) Buyer shall have received from Seller confirmations or other adequate evidence as to the tax costs and holding periods of the assets and property of Selling Fund transferred to Buying Fund in accordance with the terms of this Agreement.

     (f) To the extent applicable, the Investment Adviser shall have terminated or waived, in either case in writing, any rights to reimbursement from Selling Fund to which it is entitled for fees and expenses absorbed by the Investment Adviser pursuant to voluntary and contractual fee waiver or expense limitation commitments between the Investment Adviser and Selling Fund.

     SECTION 6.2. Mutual Conditions. The obligations of Seller and Buyer to consummate the Reorganization are subject to the satisfaction, at or prior to the Closing Date, of all of the following further conditions, any one or more of which may be waived in writing by Seller and Buyer, but only if and to the extent that such waiver is mutual.

     (a) All filings required to be made prior to the Closing Date with, and all consents, approvals, permits and authorizations required to be obtained on or prior to the Closing Date from, Governmental Authorities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated herein by Seller and Buyer shall have been made or obtained, as the case may be; provided, however, that such consents, approvals, permits and authorizations may be subject to conditions that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     (b) This Agreement, the Reorganization of Selling Fund and related matters shall have been approved and adopted at the Shareholders Meeting by the shareholders of Selling Fund on the record date by the Required Shareholder Vote.

     (c) The assets of Selling Fund to be acquired by Buying Fund shall constitute at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by Selling Fund immediately prior to the Reorganization. For purposes of this Section 6.2(c), assets used by Selling Fund to pay the expenses it incurs in connection with this Agreement and the Reorganization and to effect all shareholder redemptions and distributions (other than regular, normal dividends and regular, normal redemptions pursuant to the Investment Company Act, and not in excess of the requirements of Section 852 of the Code, occurring in the ordinary course of Selling Fund's business as a series of an open-end management investment company) after the date of this Agreement shall be included as assets of Selling Fund held immediately prior to the Reorganization.

     (d) No temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Authority preventing the consummation of the Reorganization on the Closing Date shall be in effect; provided, however, that the party or parties invoking this condition shall use reasonable efforts to have any such order or injunction vacated.

     (e) The Registration Statement on Form N-14 filed by Buyer with respect to Buying Fund Shares to be issued to Selling Fund Shareholders in connection with the Reorganization shall have become effective under the Securities Act and shall include an undertaking therein to file the opinion referenced in Section 6.2(f) as a post-effective amendment to such Registration Statement after the Closing Date, and no stop order suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the Securities Act.

     (f) Seller and Buyer shall have received on or before the Closing Date an opinion of Buyer Counsel in form and substance reasonably acceptable to Seller and Buyer, as to the matters set forth on Schedule 6.2(f). In rendering such opinion, Buyer Counsel may request and rely upon representations contained in certificates of officers of Seller, Buyer and others, and the officers of Seller and Buyer shall use their best efforts to make available such truthful certificates.

     SECTION 6.3. Conditions Precedent of Seller. The obligation of Seller to consummate the Reorganization is subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, any one or more of which may be waived in writing by Seller.

     (a) The representations and warranties of Buyer on behalf of Buying Fund set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made as of the Closing Date.

     (b) Buyer shall have complied with and satisfied in all material respects all agreements and conditions relating to Buying Fund set forth herein on its part to be performed or satisfied at or prior to the Closing Date.

     (c) Seller shall have received on the Closing Date (i) a certificate, dated as of the Closing Date, from an officer of Buyer, in such individual's capacity as an officer of Buyer and not as an individual, to the effect that the conditions specified in Sections 6.3(a) and (b) have been satisfied and (ii) a certificate, dated as of the Closing Date, from the Secretary or Assistant Secretary of Buyer (in such capacity) certifying as to the accuracy and completeness of the attached Governing Documents of Buyer and resolutions, consents and authorizations of or regarding Buyer with respect to the execution and delivery of this Agreement and the transactions contemplated hereby.

                                   ARTICLE 7

                            TERMINATION OF AGREEMENT

     SECTION 7.1. Termination. This Agreement may be terminated on or prior to the Closing Date as follows:

          (a) by mutual written consent of Seller and Buyer; or

          (b) at the election of Seller or Buyer, to be effectuated by the delivery by the terminating party to the other party of a written notice of such termination:

             (i) if the Closing Date shall not be on or before the Termination Date, unless the failure to consummate the Reorganization is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement;

             (ii) if, upon a vote at the Shareholders Meeting or any final adjournment thereof, the Required Shareholder Vote shall not have been obtained as contemplated by Section 5.8; or

             (iii) if any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Reorganization and such order, decree, ruling or other action shall have become final and nonappealable.

     SECTION 7.2. Survival After Termination. If this Agreement is terminated in accordance with Section 7.1 hereof and the Reorganization of Selling Fund is not consummated, this Agreement shall become void and of no further force and effect with respect to the Reorganization and Selling Fund, except for the provisions of Section 5.3.

                                   ARTICLE 8

                                 MISCELLANEOUS

     SECTION 8.1. Survival of Representations, Warranties and Covenants. The representations and warranties in this Agreement, and the covenants in this Agreement that are required to be performed at or prior to the Closing Date, shall terminate upon the consummation of the transactions contemplated hereunder. The covenants in this Agreement that are required to be performed in whole or in part subsequent to the Closing Date shall survive the consummation of the transactions contemplated hereunder for a period of one (1) year following the Closing Date.

     SECTION 8.2. Governing Law. This Agreement shall be construed and interpreted according to the laws of the State of Delaware applicable to contracts made and to be performed wholly within such state.

     SECTION 8.3. Binding Effect, Persons Benefiting, No Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties and such Persons. Nothing in this Agreement is intended or shall be construed to confer upon any entity or Person other than the parties hereto and their respective successors and permitted assigns any right, remedy or claim under or by reason of this Agreement or any part hereof. Without the prior written consent of the parties hereto, this Agreement may not be assigned by any of the parties hereto.

     SECTION 8.4.  Obligations of Buyer and Seller.

     (a) Seller and Buyer hereby acknowledge and agree that Buying Fund is a separate investment portfolio of Buyer, that Buyer is executing this Agreement on behalf of Buying Fund, and that any amounts payable by

Buyer under or in connection with this Agreement shall be payable solely from the revenues and assets of Buying Fund. Seller further acknowledges and agrees that this Agreement has been executed by a duly authorized officer of Buyer in his or her capacity as an officer of Buyer intending to bind Buyer as provided herein, and that no officer, trustee or shareholder of Buyer shall be personally liable for the liabilities or obligations of Buyer incurred hereunder. Finally, Seller acknowledges and agrees that the liabilities and obligations of Buying Fund pursuant to this Agreement shall be enforceable against the assets of Buying Fund only and not against the assets of Buyer generally or assets belonging to any other series of Buyer.

     (b) Seller and Buyer hereby acknowledge and agree that Selling Fund is a separate investment portfolio of Seller, that Seller is executing this Agreement on behalf of Selling Fund and that any amounts payable by Seller under or in connection with this Agreement shall be payable solely from the revenues and assets of Selling Fund. Buyer further acknowledges and agrees that this Agreement has been executed by a duly authorized officer of Seller in his or her capacity as an officer of Seller intending to bind Seller as provided herein, and that no officer, trustee or shareholder of Seller shall be personally liable for the liabilities or obligations of Seller incurred hereunder. Finally, Buyer acknowledges and agrees that the liabilities and obligations of Selling Fund pursuant to this Agreement shall be enforceable against the assets of Selling Fund only and not against the assets of Seller generally or assets belonging to any other series of Seller.

     SECTION 8.5. Amendments. This Agreement may not be amended, altered or modified except by a written instrument executed by Seller and Buyer.

     SECTION 8.6. Enforcement. The parties agree irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, in addition to any other remedy to which they are entitled at law or in equity.

     SECTION 8.7. Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or a Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Each representation and warranty contained in Article 3 or 4 that relates to a general category of a subject matter shall be deemed superseded by a specific representation and warranty relating to a subcategory thereof to the extent of such specific representation or warranty.

     SECTION 8.8. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and each of which shall constitute one and the same instrument.

     SECTION 8.9. Entire Agreement; Exhibits and Schedules. This Agreement, including the Exhibits, Schedules, certificates and lists referred to herein, and any documents executed by the parties simultaneously herewith or pursuant thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, written or oral, between the parties with respect to such subject matter.

     SECTION 8.10. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or by overnight courier, two days after being sent by registered mail, return receipt requested, or when sent by telecopier (with receipt confirmed), provided, in the case of a telecopied notice, a copy is also sent by registered mail, return receipt requested, or by courier, addressed as follows (or to such other address as a party may designate by notice to the other):

     (a) If to Seller:

        AIM Equity Funds
        11 Greenway Plaza, Suite 100
        Houston, TX 77046-1173
        Attn: Kevin M. Carome

          with a copy to:

        Ballard Spahr Andrews & Ingersoll, LLP
        1735 Market Street, 51st Floor
        Philadelphia, PA 19103-7599
        Attn: Martha J. Hays

     (b) If to Buyer:

        AIM Stock Funds
        11 Greenway Plaza, Suite 100
        Houston, TX 77046-1173
        Attn: Kevin M. Carome

          with a copy to:

        Ballard Spahr Andrews & Ingersoll, LLP
        1735 Market Street, 51st Floor
        Philadelphia, PA 19103-7599
        Attn: Martha J. Hays

     SECTION 8.11.  Representations by Investment Adviser.

     (a) In its capacity as investment adviser to Seller, the Investment Adviser represents to Buyer that to the best of its knowledge the representations and warranties of Seller and Selling Fund contained in this Agreement are true and correct as of the date of this Agreement. For purposes of this Section 8.11(a), the best knowledge standard shall be deemed to mean that the officers of the Investment Adviser who have substantive responsibility for the provision of investment advisory services to Seller do not have actual knowledge to the contrary after due inquiry.

     (b) In its capacity as investment adviser to Buyer, the Investment Adviser represents to Seller that to the best of its knowledge the representations and warranties of Buyer and Buying Fund contained in this Agreement are true and correct as of the date of this Agreement. For purposes of this Section 8.11(b), the best knowledge standard shall be deemed to mean that the officers of the Investment Adviser who have substantive responsibility for the provision of investment advisory services to Buyer do not have actual knowledge to the contrary after due inquiry.

     SECTION 8.12. Successors and Assigns; Assignment. This Agreement shall be binding upon and inure to the benefit of Seller, on behalf of Selling Fund, and Buyer, on behalf of Buying Fund, and their respective successors and permitted assigns. The parties hereto expressly acknowledge and agree that this Agreement shall be binding upon and inure to the benefit of those Delaware statutory trusts that are the resulting entities in the permitted reorganizations of funds set forth on Schedule 4.14(b).

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                          AIM EQUITY FUNDS, acting on behalf of
                                          AIM MID CAP GROWTH FUND

                                          By: /s/ Robert H. Graham
                                            ------------------------------------
                                            Name:    Robert H. Graham
                                            Title:   President

                                          AIM STOCK FUNDS, acting on behalf of
                                          AIM DYNAMICS FUND

                                          By: /s/ Robert H. Graham
                                            ------------------------------------
                                            Name:    Robert H. Graham
                                            Title:   President

                                          A I M ADVISORS, INC.

                                          By: /s/ Mark H. Williamson
                                            ------------------------------------
                                            Name:    Mark H. Williamson
                                            Title:   President

                                   EXHIBIT A

                      EXCLUDED LIABILITIES OF SELLING FUND

     None.

                                  SCHEDULE 2.1

CLASSES OF SHARES OF SELLING FUND AND CORRESPONDING CLASSES OF SHARES OF BUYING
                                      FUND

                                                         CORRESPONDING CLASSES OF
      CLASSES OF SHARES OF SELLING FUND                    SHARES OF BUYING FUND
      ---------------------------------                  ------------------------
           AIM Mid Cap Growth Fund                           AIM Dynamics Fund
               Class A Shares                                 Class A Shares
               Class B Shares                                 Class B Shares
               Class C Shares                                 Class C Shares
               Class R Shares                                 Class R Shares
                                                           Investor Class Shares
         Institutional Class Shares                     Institutional Class Shares

                                  SCHEDULE 3.4

                 CERTAIN CONTINGENT LIABILITIES OF SELLING FUND

     None.

                                  SCHEDULE 4.4

                 CERTAIN CONTINGENT LIABILITIES OF BUYING FUND

     None.

                                SCHEDULE 4.5(A)

                        CLASSES OF SHARES OF BUYING FUND

      CLASSES OF SHARES OF BUYING FUND
      --------------------------------
               Class A Shares
               Class B Shares
               Class C Shares
               Class R Shares
            Investor Class Shares
            Institutional Shares

                                SCHEDULE 4.14(B)

                       PERMITTED REORGANIZATIONS OF FUNDS

AIM Aggressive Growth Fund into AIM Constellation Fund

AIM Weingarten Fund into AIM Constellation Fund

AIM Blue Chip Fund into AIM Large Cap Growth Fund

AIM Small Company Growth Fund into AIM Small Cap Growth Fund

AIM Premier Equity Fund into AIM Charter Fund

AIM V.I. Aggressive Growth Fund into AIM V.I. Capital Appreciation Fund

AIM V.I. Growth Fund into AIM V.I. Capital Appreciation Fund

AIM V.I. Blue Chip Fund into AIM V.I. Large Cap Growth Fund

AIM V.I. Premier Equity Fund into AIM V.I. Core Equity Fund

                                SCHEDULE 6.2(F)

                                  TAX OPINIONS

     (i) The transfer of the assets of Selling Fund to Buying Fund in exchange solely for Buying Fund Shares distributed directly to Selling Fund Shareholders and Buying Fund's assumption of the Liabilities, as provided in the Agreement, will constitute a "reorganization" within the meaning of Section 368(a) of the Code and Selling Fund and Buying Fund will be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

     (ii) In accordance with Section 361(a) and Section 361(c)(1) of the Code, no gain or loss will be recognized by Selling Fund on the transfer of its assets to Buying Fund solely in exchange for Buying Fund Shares and Buying Fund's assumption of the Liabilities or on the distribution of Buying Fund Shares to Selling Fund Shareholders.

     (iii) In accordance with Section 1032 of the Code, no gain or loss will be recognized by Buying Fund upon the receipt of assets of Selling Fund in exchange for Buying Fund Shares issued directly to Selling Fund Shareholders.

     (iv) In accordance with Section 354(a)(1) of the Code, no gain or loss will be recognized by Selling Fund Shareholders on the receipt of Buying Fund Shares in exchange for Selling Fund Shares.

     (v) In accordance with Section 362(b) of the Code, the basis to Buying Fund of the assets of Selling Fund will be the same as the basis of such assets in the hands of Selling Fund immediately prior to the Reorganization.

     (vi) In accordance with Section 358(a) of the Code, a Selling Fund Shareholder's basis for Buying Fund Shares received by the Selling Fund Shareholder will be the same as his or her basis for Selling Fund Shares exchanged therefor.

     (vii) In accordance with Section 1223(1) of the Code, a Selling Fund Shareholder's holding period for Buying Fund Shares will be determined by including such Selling Fund Shareholder's holding period for Selling Fund Shares exchanged therefor, provided that such Selling Fund Shareholder held such Selling Fund Shares as a capital asset.

     (viii) In accordance with Section 1223(2) of the Code, the holding period with respect to the assets of Selling Fund transferred to Buying Fund in the Reorganization will include the holding period for such assets in the hands of Selling Fund.

     (ix) In accordance with Section 381(a)(2) of the Code, Buying Fund will succeed to and take into account the items of Selling Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381 through 384 of the Code and the Treasury Regulations thereunder.